                                                                 EXHIBIT 10.10.2


                                TRIPLE NET LEASE



                                    LANDLORD:



                   ALISO VIEJO TOWN CENTER CORPORATE PARK LLC



                                     TENANT:



                             FREEREALTIME.COM, INC.


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               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Triple Net Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between this Summary and the Lease, the provisions of the Lease shall control.

1.1  LANDLORD'S ADDRESS:        ALISO VIEJO TOWN CENTER CORPORATE PARK LLC
                                26840 Laguna Hills Drive, Suite 100
                                Aliso Viejo, California 92656
                                Attn: Lisa Whitney
                                Telephone: (949)389-7000
                                Facsimile: (949)389-7350

1.2  TENANT'S ADDRESS:          Freerealtime.com, Inc.
                                3333 Michelson Drive, Suite 430
                                Irvine, California 92612
                                Attn: Mike Neufeld
                                Telephone: (949) 833-2959
                                Facsimile: (949) 833-7665

1.3 PROJECT: The commercial development known as Town Center Corporate Park in unincorporated Orange County, California, all buildings, improvements and facilities, now or subsequently located within such development from time to time, including, without limitation, the five (5) buildings (including the Building) currently located within the Project, as depicted on the site plan attached as EXHIBIT "A." The approximate aggregate rentable square feet of all the buildings (including the Building) located within the Project is 198,375 square feet.

1.4 BUILDING: A multi-tenant office building located in the Project, containing approximately 53,115 rentable square feet, the address of which is 26880 Laguna Hills Drive, Aliso Viejo, California 92656.

1.5 PREMISES: Those certain premises within the Building on the second floor shown on the floor plan attached as EXHIBIT "B," containing approximately 26,720 Rentable Square Feet.

1.6 MONTHLY OPERATING EXPENSE CHARGE: See Section 5.5.

1.7 ESTIMATED COMMENCEMENT DATE: September 1, 2000; Commencement Date to be determined as provided in EXHIBIT "C."

1.8 TERM: Five (5) years.

1.9 RENT:

            MONTHS               ANNUAL BASIC RENT          MONTHLY BASIC RENT
            ------               -----------------          ------------------
         1 through 12               $496,992.00                $41,416.00
         13 through 24              $513,024.00                $42,752.00
         25 through 36              $529,056.00                $44,088.00
         37 through 48              $545,088.00                $45,424.00
         49 through 60              $561,120.00                $46,760.00

1.10 SECURITY DEPOSIT: $51,436.00.

1.11 PERMITTED USE: Administrative office and related legal and permitted uses.

1.12 BROKERS: Grubb & Ellis Company representing Landlord and Coldwell Banker representing Tenant.

1.13 INTEREST RATE: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, as its "prime rate" or "reference rate," plus five percent (5%); or (b) the maximum nonusurious rate permitted by law.

1.14 TENANT IMPROVEMENTS: The tenant improvements installed or to be installed in the Premises, if any, as described in the Work Letter Agreement attached as EXHIBIT "C."

1.15 COMMUNITY ASSOCIATION: The Aliso Viejo Community Association, a California nonprofit public benefit corporation, which was organized pursuant to the Community Declaration, and its successors and assigns.

1.16 COMMUNITY DECLARATION: The Declaration of Covenants, Conditions and Restrictions for Aliso Viejo Community Association dated April 1, 1982, and recorded on April 6, 1982, as Instrument No. 82-118353, of the Official Records of Orange County, California, as amended from time to time.


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1.17 PACIFIC PARK ASSOCIATION: The Pacific Park Town Center Association, a
California nonprofit mutual benefit corporation, which was organized pursuant to the Pacific Park Declaration, and its successors and assigns.

1.18 PACIFIC PARK DECLARATION: The Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Pacific Park Town Center, dated December 22, 1993, and recorded on December 23, 1993, as Instrument No. 93-0894675, of the Official Records of Orange County, California, as amended from time to time.

1.19 GUARANTORS: None.

1.20 MAXIMUM VEHICLE PARKING SPACES: One hundred seven (107).



           -------------------                         ----------------
           Landlord's Initials                         Tenants Initials


           -------------------                         ----------------
                  Date                                       Date


                                       ii

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                         STANDARD FORM TRIPLE NET LEASE
                                TABLE OF CONTENTS

SECTION                              TITLE                                  PAGE
-------                              -----                                  ----

1.  Premises..............................................................    1

    1.1  Premises.........................................................    1
    1.2  Landlord's Reservation of Rights.................................    1
    1.3  Tenant's Share...................................................    1

2.  Term..................................................................    1

    2.1  Term; Notice of Lease Dates......................................    1
    2.2  Estimated Commencement Date......................................    1
    2.3  Early Occupancy..................................................    1
    2.4  Delivery of Possession...........................................    1

3.  Rent..................................................................    2

    3.1  Basic Rent.......................................................    2
    3.2  Additional Rent..................................................    2
    3.3  Late Payments....................................................    2
    3.4  Triple-Net Lease.................................................    2

4.  Security Deposit......................................................    2

5.  Common Area; Operating Expenses.......................................    2

    5.1  Definition of Common Area........................................    2
    5.2  Maintenance and Use of Common Area...............................    2
    5.3  Control of and Changes to Common Area............................    3
    5.4  Operating Expenses...............................................    3
    5.5  Tenant's Monthly Operating Expense Charge........................    3
    5.6  Estimate Statement...............................................    3
    5.7  Actual Statement.................................................    4
    5.8  Audit............................................................    4
    5.9  Miscellaneous....................................................    4

6.  Taxes.................................................................    4

    6.1  Real Property Taxes..............................................    4
    6.2  Personal Property Taxes..........................................    5

7.  Utilities and Services................................................    5

    7.1  Water and Air Conditioning.......................................    5
    7.2  Other Utilities and Services.....................................    5

8.  Use...................................................................    6

    8.1  General..........................................................    6
    8.2  Parking..........................................................    6
    8.3  Signs, Awnings and Canopies......................................    6
    8.4  Hazardous Materials..............................................    6
    8.5  Refuse and Sewage................................................    7
    8.6  Extraordinary Services...........................................    7
    8.7  Inspections......................................................    7

9.  Condition of Premises; Repair Obligations.............................    8

    9.1  Condition of Premises............................................    8
    9.2  Landlord's Repair Obligations....................................    8
    9.3  Tenant's Repair Obligations......................................    8

10. Alterations...........................................................    8

    10.1 Tenant Changes; Conditions.......................................    8
    10.2 Removal of Tenant Changes and Tenant Improvements................    9
    10.3 Removal of Personal Property.....................................    9
    10.4 Tenant's Failure to Remove.......................................    9

11. Liens.................................................................    9


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SECTION                              TITLE                                  PAGE
-------                              -----                                  ----

12. Tenant's Insurance.....................................................   9

    12.1 Types of Insurance................................................   9
    12.2 Requirements......................................................  10
    12.3 Effect on Insurance...............................................  10

13. Landlord's Insurance...................................................  10

14. Waivers of Subrogation.................................................  10

    14.1 Mutual Waiver of Parties..........................................  10
    14.2 Waiver of Insurers................................................  11

15. Indemnification and Exculpation........................................  11

    15.1 Tenant's Assumption of Risk and Waiver............................  11
    15.2 Tenant's Indemnification of Landlord..............................  11
    15.3 Survival; No Release of Insurers..................................  11

16. Damage or Destruction..................................................  11

    16.1 Landlord's Rights and Obligations.................................  11
    16.2 Tenant's Costs and Insurance Proceeds.............................  11
    16.3 Abatement of Rent.................................................  12
    16.4 Inability to Complete.............................................  12
    16.5 Damage to the Project.............................................  12
    16.6 Damage Near End of Term...........................................  12
    16.7 Waiver of Termination Right.......................................  12

17. Eminent Domain.........................................................  12

    17.1 Substantial Taking................................................  12
    17.2 Partial Taking; Abatement of Rent.................................  12
    17.3 Condemnation Award................................................  12
    17.4 Temporary Taking..................................................  13
    17.5 Waiver of Termination Right.......................................  13

18. Assignment and Subletting..............................................  13

    18.1 Restriction on Transfer...........................................  13
    18.2 Transfer Notice...................................................  13
    18.3 Landlord's Options................................................  13
    18.4 Additional Conditions.............................................  13

19. Tenant's Default and Landlord's Remedies...............................  14

    19.1 Tenant's Default..................................................  14
    19.2 Landlord's Remedies; Termination..................................  14
    19.3 Landlord's Remedies; Re-Entry Rights..............................  14
    19.4 Landlord's Remedies; Continuation of Lease........................  14
    19.5 Landlord's Right to Perform.......................................  15
    19.6 Interest..........................................................  15
    19.7 Late Charges......................................................  15
    19.8 Security Interest.................................................  15
    19.9 Rights and Remedies Cumulative....................................  15
    19.10 Waiver of Jury Trial.............................................  15

20. Landlord's Default.....................................................  15

21. Subordination..........................................................  16

22. Estoppel Certificate...................................................  16

    22.1 Tenant's Obligations..............................................  16
    22.2 Tenant's Failure to Deliver.......................................  16

23. Financial Statements. .................................................  16

24. Project Planning.......................................................  16


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SECTION                              TITLE                                  PAGE
-------                              -----                                  ----

25. Modification and Cure Rights of Landlord's Mortgagees and Lessors.....   17

    25.1 Modifications....................................................   17
    25.2 Cure Rights......................................................   17

26. Quiet Enjoyment.......................................................   17

27. Entry by Landlord.....................................................   17

28. Transfer of Landlord's Interest.......................................   17

29. Limitation on Landlord's Liability....................................   17

30. Payments and Notices..................................................   17

31. End of Term...........................................................   18

    31.1 Surrender of Premises............................................   18
    31.2 Holding Over.....................................................   18
    31.3 No Effect on Landlord's Rights...................................   18

32. Miscellaneous.........................................................   18

    32.1 Governing Law....................................................   18
    32.2 No Merger........................................................   18
    32.3 Waiver...........................................................   18
    32.4 Terms and Headings...............................................   18
    32.5 Time.............................................................   18
    32.6 Prior Agreements; Amendments.....................................   18
    32.7 Separability.....................................................   19
    32.8 Exhibits and Riders..............................................   19
    32.9 Accord and Satisfaction..........................................   19
    32.10 No Partnership..................................................   19
    32.11 Successors and Assigns..........................................   19
    32.12 Professional Fees...............................................   19
    32.13 Force Majeure...................................................   19
    32.14 Nondisclosure of Lease Terms....................................   19
    32.15 Nondiscrimination...............................................   19
    32.16 Brokers.........................................................   20
    32.17 Recording.......................................................   20

33. Lease Execution.......................................................   20

    33.1  Counterparts....................................................   20
    33.2  Tenant's Authority..............................................   20
    33.3  Joint and Several Liability.....................................   20
    33.4  Guaranty........................................................   20
    33.5  No Option.......................................................   20

EXHIBITS

Exhibit "A"  Project Site Plan
Exhibit "B"  Floor Plan
Exhibit "C"  Work Letter Agreement
Exhibit "D"  Sample Form of Notice of Lease Term Dates
Exhibit "E"  Rules and Regulations
Exhibit "F"  Sample Form of Tenant Estoppel Certificate
Exhibit "G"  Sign Criteria
Exhibit "H"  Tenant Environmental Questionnaire
Exhibit "I"  Tenant Improvement Standards
Exhibit "J"  Intentionally Omitted/Not Applicable
Exhibit "K"  Standards for Utilities and Services
Exhibit "L"  Form of Letter of Credit
Exhibit "M" Depiction of Location of Parapet Sign/ Entry Wall Sign Exhibit "N" Depiction of Location of Portion of Premises Tenant Intends
               to Sublet

RIDERS

Rider No. 1  Additional Provisions Rider
Rider No. 2  Extension Option Rider

                                TRIPLE NET LEASE

This TRIPLE NET LEASE ("LEASE"), which includes the preceding Summary of Basic Lease Information and Definitions ("SUMMARY"') attached to and incorporated in this Lease by this reference, is made as of September __, 2000, by and between ALISO VIEJO TOWN CENTER CORPORATE PARK LLC, a California limited liability company ("LANDLORD"), and Freerealtime.com, Inc., a Delaware corporation ("TENANT"). Landlord and Tenant are sometimes referred to collectively in this Lease as the "PARTIES" and individually as a "PARTY."

1. PREMISES.

1.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each Party.

1.2 LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, Landlord reserves the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises.

1.3 TENANT'S SHARE. "TENANT'S SHARE" means that portion of an Operating Expense (defined in Section 5.4 below) determined by multiplying the cost of such item by a fraction, the numerator of which is the total Rentable Square Feet of the Premises and the denominator of which is the total Rentable Square Feet of all of the floor area, as of the date on which the computation is made, including the Premises, to be charged with such Operating Expense. As used in this Lease, "RENTABLE SQUARE FEET" with respect to the Premises, the Building and the Project means the Rentable Square Feet specified on the Summary for each of the Premises, the Building and the Project, respectively. From time to time at Landlord's option, Landlord's architect may determine and redetermine the actual rentable square footage of the Premises and other building(s) in question, and thereupon Tenant's Share will be adjusted accordingly.

2. TERM.

2.1 TERM; NOTICE OF LEASE DATES. The Term of this Lease shall be for the period designated in Section 1.8 of the Summary commencing on the Commencement Date and ending on the expiration of such period, unless the Term is sooner terminated or extended as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month, the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. As used in this Lease, "LEASE YEAR" means the twelve month period commencing on the first day of the calendar month following the month in which the Lease Term commences, and each subsequent twelve month period during the Lease Term. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Dates attached as EXHIBIT "D." The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such ten
(10) day period.

2.2 ESTIMATED COMMENCEMENT DATE. The Parties estimate that the Term of this Lease will commence on the Estimated Commencement Date set forth in Section 1.7 of the Summary. The Estimated Commencement Date is merely an estimate of the Commencement Date. Tenant agrees that Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease if the Term of this Lease does not commence by the Estimated Commencement Date for any reason whatsoever, including any delays in substantial completion of the Tenant Improvements.

2.3 EARLY OCCUPANCY. If Tenant occupies the Premises prior to the Commencement Date for the purpose of completing Tenant's Work or for any other purpose with Landlord's prior written consent, such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 12, 14 and 15 except that Tenant will not be obligated to pay rent during the period of such early occupancy so long as Tenant does not commence the operation of business from the Premises. Tenant shall provide Landlord with prior notice of any such intended early occupancy and shall cooperate with Landlord during the period of any such early occupancy so as not to interfere with Landlord in the completion of Landlord's Work.

2.4 DELIVERY OF POSSESSION. Landlord will deliver possession of the Premises to Tenant in its current "as-is" condition with the addition of only those items of work described on EXHIBIT "C" which are to be substantially completed by Landlord on or before the Estimated Commencement Date. If, for any reason not caused by Tenant, Landlord cannot deliver possession of the Premises to Tenant on the Estimated Commencement Date, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from such delay. If the delay in possession is caused by Tenant, then the Term and Tenant's obligation to pay rent will commence as of the date the Commencement Date would have occurred but for Tenant's delay, even though Tenant does not yet have possession. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant and the guaranty of Tenant's obligations under this Lease, if any, executed by the Guarantor(s); (ii) the Security Deposit and the first installment of Monthly Basic Rent; and (iii) copies of policies of insurance or certificates thereof as required under Section 12 of this Lease.

3. RENT.

3.1 BASIC RENT. Tenant shall pay Landlord, as basic rent for the Premises, the Annual Basic Rent designated in Section 1.9 of the Summary. The Annual Basic Rent shall be paid by Tenant in twelve (12) equal monthly installments of Monthly Basic Rent in the amounts designated in Section 1.9 of the Summary in advance on the first day of each and every calendar month during the Term, except that the first full month's Monthly Basic Rent shall be paid upon execution of this Lease by Tenant. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to thirty (30).

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Annual Basic Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease. The word "RENT" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced. The Annual Basic Rent and additional rent shall be paid to Landlord as provided in Section 30, without any prior demand and without any deduction or offset, in lawful money of the United States of America.

3.3 LATE PAYMENTS. Late payments of Monthly Basic Rent or any item of additional rent will be subject to interest and a late charge as provided below.

3.4 TRIPLE-NET LEASE. All rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord, the rent to be paid each month during the Term of this Lease. Accordingly, except as specifically set forth in this Lease, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises, and Tenant's Share of all costs, expenses and obligations of every kind or nature whatsoever relating to the remaining portion of the Project, which may arise or become due during the Term of this Lease shall be paid by Tenant. Nothing in this Lease shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Project by an affirmative act or omission of Landlord.

4. SECURITY DEPOSIT. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit designated in Section 1.10 of the Summary. Landlord shall hold the Security Deposit as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion of it. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten
(10) days after demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance of it shall be returned to Tenant within two (2) weeks following the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Section 5 has been determined and paid in full. If Landlord sells its interest in the Building during the Term and deposits with the purchaser the Security Deposit or balance of it then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit.

5. COMMON AREA; OPERATING EXPENSES.

5.1 DEFINITION OF COMMON AREA. The term "COMMON AREA," as used in this Lease means all areas and the improvements thereon within the exterior boundaries of the Project now or later made available for the general use of Landlord, Tenant and other persons entitled to occupy floor area in the Project and their customers, including, without limitation, the parking facilities of the Project, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Project which are not reserved for the exclusive use of any Project occupants and the exterior surfaces and roofs of all buildings (including the Building) located within the Project. Without limiting this definition, Landlord may include in the Common Area those portions of the Project presently or later sold or leased to purchasers or tenants, as the case may be, until the commencement of construction of the buildings thereon, at which time there shall be withdrawn from the Common Area those areas not provided by such owner or lessee for common use. Common Area shall not include (i) the entryway to a tenant's premises, (ii) any improvements installed by a tenant outside of its premises, whether with or without Landlord's knowledge or consent, or (iii) any areas or facilities that are included in the description of premises leased to a tenant. Landlord reserves the right to record for the Project a Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Town Center Corporate Park ("DECLARATION"), and to form an association (the "ASSOCIATION") pursuant to the Declaration, so long as such Declaration does not materially alter any of Tenant's rights or obligations under this Lease.

5.2 MAINTENANCE AND USE OF COMMON AREA. The manner in which the Common Area shall be maintained shall be solely determined by Landlord. If any owner or tenant of any portion of the Project maintains Common Area located upon its parcel or demised premises (Landlord shall have the right in its sole discretion to allow any purchaser or tenant to so maintain Common Area located upon its parcel or demised premises and to be excluded from participation in the payment of Operating Expenses as provided below), Landlord shall not have any responsibility for the maintenance of that portion of the Common Area and Tenant shall have no claims against Landlord arising out of any failure of such owner or tenant to so maintain its portion of the Common Area. The use and occupancy by Tenant of the Premises shall include the right to use the Common Area (except areas used in the maintenance or operation of the Project), in common with Landlord and other tenants of the Project and their customers and invitees, subject to (i) any covenants, conditions and restrictions now or hereafter of record, and (ii) such reasonable, nondiscriminatory rules and regulations concerning the Project as may be established by Landlord or the Association from time to time including, without limitation, the Rules and Regulations attached hereto as EXHIBIT "E." Tenant shall promptly comply with all such rules and regulations and any reasonable, nondiscriminatory amendments to them upon receipt of written notice from Landlord.

5.3 CONTROL OF AND CHANGES TO COMMON AREA. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make reasonable changes to the Common Area. Provided Landlord does not materially interfere with Tenant's use of and access to the Premises, Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant's presence in the Project; (c) utilize from time to time any portion of the Common Area for promotional, entertainment, and related matters; (d) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent public dedication or an easement by prescription from arising, or for any other reason deemed appropriate in Landlord's judgment; and (e) reasonably change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, lighting, parking areas, landscaped areas, roadways, walkways, drive aisles and curb cuts.

5.4 OPERATING EXPENSES. Throughout the Term of this Lease, commencing on the Commencement Date, Tenant shall pay Landlord as additional rent in accordance with the terms of this Section 5, Tenant's Share of Operating Expenses for the taxes and insurance for the Building and the Project and for all costs and expenses for the operation, maintenance, repair and replacement of the Building and the Project including, without limitation: (i) any form of real property tax, assessment, license fee, license tax, business license fee, permit fee, inspection fee, commercial rental tax, levy, charge, improvement bond or similar imposition of any kind or nature imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof; (ii) any and all assessments under any covenants, conditions and restrictions affecting the Project, including without limitation assessments levied by the Community Association as provided in the Community Declaration, and by the Pacific Park Association as provided in the Pacific Park Declaration; (iii) water, sewer and other utility charges, to the extent not separately metered, including without limitation any costs or expenses incurred in connection with a change in the Electric Service Provider or Alternate Service Provider pursuant to Section 7 of this Lease; (iv) costs of insurance obtained by Landlord pursuant to Section 13 of this Lease; (v) waste disposal;
(vi) janitorial services for the common area; (vii) security; (viii) labor; (ix) management costs including, without limitation: (A) wages, salaries, fringe benefits (and payroll taxes and similar charges ) of property management employees, and (B) management office rental, supplies, equipment and related operating expenses and commercially reasonable management and administrative fees; (x) supplies, materials, equipment and tools including rental of personal property; (xi) repair and maintenance of the structural portions of the buildings within the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord (if such repair and maintenance are Landlord's responsibility under Section 9.2 below); (xii) maintenance, sweeping, lighting, repairs, resurfacing, and upkeep of all parking and other Common Areas; (xiii) amortization on a straight line basis over the useful life (together with interest at the Interest Rate on the unamortized balance) of all capitalized expenditures which are: (A) reasonably intended to produce a reduction in operating charges or energy consumption; or
(B) required under any governmental law or regulation that was not applicable to the Project at the time it was originally constructed; or (C) for replacement or restoration of any Project equipment and improvements needed to operate or maintain the Project at the same quality levels as prior to the replacement or restoration; (xiv) gardening and landscaping; (xv) maintenance of signs (other than signs of tenants of the Project); (xvi) personal property taxes levied on or attributable to personal property used in connection with the Common Areas;
(xvii) reasonable accounting, audit, verification, environmental, insurance, tax, legal and other consulting fees; (xviii) any other costs and expenses of repairs, maintenance, painting, lighting, cleaning, and similar items, including appropriate reserves; (xix) costs associated with the procurement and maintenance of air conditioning, heating and ventilation service agreements;
(xx) procurement and maintenance of an intrabuilding network cable network tenant information system for common use of all tenants within the Project, and any other installation, maintenance, repair and replacement costs associated with such lines; and (xxi) any expense incurred pursuant to Sections 5.2, 7, 8.2, 9.2 and 13 (collectively, the "OPERATING EXPENSES"). The foregoing list constitutes a nonexclusive list of costs and expenses Landlord may incur for the operation, maintenance, repair and replacement of the Building and the Project. The fact that an item is included in this list does not imply that any particular item or service will be provided by Landlord or that Landlord is obligated to incur any particular expense or provide any particular service.

5.5 TENANT'S MONTHLY OPERATING EXPENSE CHARGE. From and after the Commencement Date, Tenant shall pay to Landlord, on the first day of each calendar month during the Term of this Lease, Tenant's Share of an amount estimated by Landlord to be the monthly Operating Expenses for the Project for that month ("TENANT'S MONTHLY OPERATING EXPENSE CHARGE").

5.6 ESTIMATE STATEMENT. Prior to the Commencement Date and on or about January 1 of each subsequent calendar year during the Term, Landlord will endeavor to deliver to Tenant a statement ("ESTIMATE STATEMENT") wherein Landlord will estimate both the Operating Expenses and Tenant's Monthly Operating Expense Charge for the then current calendar year. Concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant shall pay to Landlord an amount equal to one monthly installment of Tenant's estimated Monthly Operating Expense Charge (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease Landlord reasonably determines that Tenant's Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement. Within ten
(10) days after delivery of the revised Estimate Statement, Tenant shall pay to Landlord the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant shall pay Tenant's


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


Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year.

5.7 ACTUAL STATEMENT. By March 31 of each calendar year during the Term, Landlord shall deliver to Tenant a statement ("ACTUAL STATEMENT") which states Tenant's Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant's Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant shall pay Landlord the difference in a lump sum within ten (10) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment first, toward any delinquencies in Tenant's obligations under this Lease then outstanding, and second, toward the next monthly installment or installments of Tenant's Share of the Operating Expenses due under this Lease provided, however, that Landlord may withhold from such credit an amount which, in Landlord's reasonable determination, is equal to Tenant's Share of any anticipated but unassessed Real Property Taxes.

5.8 AUDIT. Landlord agrees that it will maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Landlord, its employees, agents and contracts, with respect to the Operating Expenses in accordance with generally accepted accounting principles, consistently applied. Provided Tenant is not then in default of this Lease, Tenant shall have the right to have Tenant's financial officer or a certified public accountant audit Landlord's Operating Expenses, subject to the terms and conditions hereof. In no event, however, shall such auditor be compensated by Tenant on a "contingency" basis, or on any other basis tied to the results of the audit. Tenant shall give notice to Landlord of Tenant's intent to audit within sixty (60) days following delivery of the Actual Statement for each calendar year. Following at least ten
(10) business days notice to Landlord, such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where the records are maintained. Landlord shall make such records available to Tenant's employees and agents for inspection during normal business hours. Tenant's employees and agents shall be entitled to make photostatic copies of such records, provided Tenant bears the expense of such copying and further provided that Tenant keeps such copies in a confidential manner and does not discuss, display or distribute such copies to any other third party. If Tenant's audit determines that actual Operating Expenses have been overstated by more than four percent (4%), then subject to Landlord's right to review and contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's Monthly Basic Rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses.

All of the information obtained by Tenant and its auditor in connection with such audit, as well as any compromise, settlement or adjustment reached between Landlord and Tenant as a result of the Audit shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.

5.9 MISCELLANEOUS. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 5 will not constitute a waiver of its right to require an increase in additional rent for Operating Expenses nor will it relieve Tenant of its obligations pursuant to this Section 5, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Estimate Statement or Actual Statement within thirty (30) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant and any future claims to the contrary shall be barred. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the actual Operating Expenses for the year in which this Lease terminates, Tenant shall promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

6. TAXES.

6.1 REAL PROPERTY TAXES. Tenant shall pay Tenant's Share of all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes and any similar impositions in lieu of other impositions now or previously within the definition of real property taxes or assessments (collectively, "REAL PROPERTY TAXES") which may be levied or assessed by any lawful authority against the Project applicable to the period from the Commencement Date until the expiration or sooner termination of this Lease. Notwithstanding the foregoing provisions, if the Real Property Taxes are not levied and assessed against the entire Project by means of a single tax bill (i.e., if the Premises is included in a larger parcel for purposes of levying and assessing the Real Property Taxes), then the Real Property Taxes levied against the Premises shall be deemed to be the sum of (i) the portion of the Real Property Taxes levied against the improvements on the larger parcel multiplied by a fraction, the numerator of which is the Rentable Square Feet of the Building and the denominator of which is the Rentable Square Feet of all buildings (including without limitation the Building) located on the larger parcel, plus (ii) the portion of the Real Property Taxes levied against the land in the larger parcel multiplied by a fraction, the numerator of which is the land area of the Land and the denominator of which is the land area of the larger parcel. Tenant shall pay Tenant's Share of all Real Property Taxes which may


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

be levied or assessed by any lawful authority against the land and improvements of the separate tax parcel on which the Building containing the Premises is located.

All Real Property Taxes for the tax year in which the Commencement Date occurs and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for any Real Property Taxes for a period of time occurring prior to the Commencement Date or subsequent to the expiration of the Term.

The amount to be paid pursuant to the provisions of this Section 6.1 shall be paid monthly in advance as part of Tenant's Monthly Operating Expense Charge as estimated by Landlord based on the most recent tax bills and estimates of reappraised values (if reappraisal is to occur), commencing with the month (or partial month on a prorated basis if such be the case) that the Commencement Date occurs. Landlord may elect, by written notice to Tenant, to require Tenant to (i) pay Tenant's Share of Real Property Taxes directly to the taxing authority (in which case such payment shall be made by Tenant at least ten (10) days prior to delinquency), or (ii) reimburse Landlord for Tenant's Share of Real Property Taxes (in which case such payment shall be made by Tenant within ten (10) days after Landlord's delivery of an invoice to Tenant). The initial estimated monthly charge for Tenant's Share of Real Property Taxes is included in the Monthly Operating Expense Charge as provided in Section 5.

If at any time during the Term under the laws of the United States, or the state, county, municipality or any political subdivision in which the Project is located, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rent payable to Landlord or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, such tax or excise shall be considered "REAL PROPERTY TAXES" for purposes of this Section 6.1, and shall be payable in full by Tenant. At Landlord's option, such taxes or excises shall be payable monthly in advance on an estimated basis as provided in this Section 6.1 or shall be payable within ten (10) days after Landlord's delivery of the tax bill to Tenant.

6.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments, real and personal, levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises, whether installed or paid for by Landlord or Tenant. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

7. UTILITIES AND SERVICES.

7.1 WATER AND AIR CONDITIONING. All charges for (i) water and (ii) air conditioning used, consumed or provided in, furnished to or attributable to the Premises during usual and customary hours of the Building as published from time to time by Landlord ("BUILDING HOURS") in accordance with the Standards for Utilities and Services described in the attached EXHIBIT "K" shall be included in Operating Expenses. All charges for any HVAC services outside Building Hours or for water or HVAC in excess of the Standards for Utilities and Services described in the attached EXHIBIT "K" shall be billed to and paid by Tenant at Landlord's customary rates published from time to time.

7.2 OTHER UTILITIES AND SERVICES. Tenant shall be solely responsible for and shall promptly pay all charges for heat, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises at the rates charged by the supplying utility companies and/or Landlord. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such amount to Landlord, as an item of additional rent, within ten (10) days after receipt of Landlord's statement or invoice. Alternatively, Landlord may elect to include such cost in the definition of Operating Expenses in which event Tenant shall pay Tenant's Share of such costs in the manner set forth in Section 5. Should Landlord elect to supply any or all of such utilities, Tenant shall purchase and pay for the same as additional rent as apportioned by Landlord. The rate to be charged by Landlord to Tenant shall not exceed the rate charged to Landlord by any supplying utility. Tenant shall reimburse Landlord within ten (10) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord, the Premises or the Building by the local utility company, and will be due as additional rent. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant. Landlord has advised Tenant that presently Southern California Edison ("ELECTRIC SERVICE PROVIDER") is the utility company currently selected by Landlord to provide electric service for the Premises. Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electric service (each such company shall hereinafter be referred to as an "ALTERNATE SERVICE PROVIDER") or to continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary and without charge, Tenant shall allow Landlord, Electric Service Provider and any Alternate Service Provider reasonable access to or through the Premises and the Premises' electric lines, feeders, risers, wiring and any other related machinery necessary to provide electrical services. Tenant has the right to contract for telephone, Internet, broadband or other telecommunications services for Tenant's own use only but Tenant shall not resell or distribute, directly or indirectly, any such services to any other occupant of the Project. If Tenant breaches this covenant, Tenant acknowledges that damages would be an inadequate remedy for Landlord; therefore, Landlord shall be entitled, in any such event, to seek injunctive relief against Tenant in addition to any other remedies Landlord may have at law or in equity.


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

8. USE.

8.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.11 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Landlord and Tenant agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant shall observe and comply with all the provisions of the Declaration and the "Rules and Regulations" attached as EXHIBIT "E," and all reasonable nondiscriminatory modifications of them and additions to them from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or nonperformance by any other tenant or occupant of the Project of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement, whether structural or nonstructural, of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 as it pertains to Tenant's use, occupancy, improvement and alteration of the Premises. Tenant shall not use or allow the Premises to be used (a) in violation of the Declaration or any other recorded covenants, conditions and restrictions affecting the Project or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or the Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Project, nor commit or suffer to be committed any waste in, on or about the Premises. Tenant and Tenant's employees and agents shall not solicit business in the Common Area, nor shall Tenant distribute any handbills or other advertising matter in the Common Area. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or the Project.

8.2 PARKING. Tenant and its employees shall park their vehicles only in those portions of the Common Area from time to time designated for such purpose by Landlord. The use of the parking area shall be subject to the Parking Rules and Regulations attached as EXHIBIT "E" and any other reasonable, nondiscriminatory rules and regulations adopted by Landlord from time to time. Tenant shall be responsible for ensuring that its employees comply with all the provisions of this Section and such other parking rules and regulations as may be adopted and implemented by Landlord from time to time. Tenant shall not use more parking spaces than the number indicated as the Maximum Vehicle Parking Spaces on the Summary of Basic Lease Information and Definitions.

8.3 SIGNS, AWNINGS AND CANOPIES. Without Landlord's prior written consent, Tenant will not place or suffer to be placed or maintained (i) any sign, display, decoration, lettering or other advertising materials (collectively, "SIGNS"), awning or canopy on the roof, on any exterior door, wall or window, or within 48 inches of any window, of the Premises, (ii) any Sign on the glass of any window or door of the Premises, or which would be visible from the exterior of the Building, or (iii) any Sign in any location in, on or about the Project or the Building (including without limitation any identification Sign in the lobby of the Building). The size, design, graphics, material, style, color and other physical aspects of any permitted Sign, awning or canopy shall be subject to Landlord's written approval prior to installation (which approval may be withheld in Landlord's sole discretion), any covenants, conditions or restrictions encumbering the Premises, Landlord's signage program for the Project, if any, as in effect from time to time and approved by applicable governmental authorities, a copy of which is attached to this Lease as EXHIBIT "G" ("SIGN CRITERIA"), and any applicable municipal or other governmental permits and approvals. Tenant shall at Tenant's sole cost and expense maintain any such Sign, awning or canopy as may be approved by Landlord in good condition and repair at all times. Upon the expiration or earlier termination of this Lease, Tenant shall (a) remove all Signs, awnings and canopies and (b) repair any damage to the Building, the Premises or the Project resulting from such removal all at Tenant's sole cost and expense. If Tenant fails to maintain any approved Sign, awning or canopy, Landlord may do so and Tenant shall reimburse Landlord for such cost plus a twenty percent (20%) overhead fee. If Tenant installs any Sign, awning or canopy without Landlord's prior written consent, or if Tenant fails to remove any such items at the expiration or earlier termination of this Lease, Landlord may have such items removed and stored and may repair any damage to the Building, the Premises or the Project at Tenant's expense without further notice to Tenant. The removal, repair and storage costs shall bear interest until paid at the maximum nonusurious rate allowed by law.

8.4 HAZARDOUS MATERIALS.

(a) As used in this Lease, the term "HAZARDOUS MATERIALS" means and includes (i) any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including without limitation asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls, and freon and other chlorofluorocarbons, and (ii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

(b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, the "TENANT PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises ordinary and general office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as defined in this Lease), provided that
(A) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such

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

products, and shall otherwise comply with all applicable laws with respect to such products and (B) all of the other terms and provisions of this Section 8.4 shall apply with respect to the use and disposal of all such products. In addition, concurrently with the execution of this Lease, Tenant shall complete and deliver to Landlord an Environmental Questionnaire in the form of EXHIBIT "H." Upon Landlord's request, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were used, generated, stored, released or disposed of on, under or about the Premises and shall deliver to Landlord complete and legible copies of all documents reasonably requested by Landlord which relate to the use, generation, storage, release or disposal of Hazardous Materials at the Premises. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that such Hazardous Materials will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Landlord my utilize an environmental consultant to assist in determining conditions of approval in connection with the use, generation, storage, release or disposal of any Hazardous Materials by Tenant on or about the Premises or to conduct periodic inspections of the use, generation, storage, release or disposal of Hazardous Materials by Tenant, and Tenant shall upon Landlord's demand reimburse Landlord for any costs and expenses Landlord incurs in connection therewith. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building or the Project or any portion of it by Tenant or any of the Tenant Parties. If Tenant fails to perform any obligation to perform under this Section and such failure continues for ten (10) after Tenant's receipt of written notice from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, perform such obligation on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such obligations shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

(c) To the fullest extent permitted by law, Tenant shall promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, the "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of the Tenant Parties. Tenant shall promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of the Tenant Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagees. At all times during the Term, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. The provisions of this Section 8.4 will survive the expiration or earlier termination of this Lease.

8.5 REFUSE AND SEWAGE. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant's trash becomes excessive in Landlord's judgment, Landlord shall have the right to charge Tenant for additional trash disposal services or to require that Tenant contract directly for additional trash disposal services at Tenant's sole cost and expense.

8.6 EXTRAORDINARY SERVICES. If Landlord incurs Operating Expenses or other costs for any increase in services provided to or for the benefit of Tenant above those services normally provided by Landlord to the other tenants in the Project and such increased services or costs result from any act, conduct, extraordinary use or special request by Tenant or its employees or customers, Tenant shall reimburse Landlord for the costs of such extraordinary services within thirty
(30) days after Landlord delivers to Tenant written invoice for such extraordinary services. By way of example only, if Tenant requests or if Tenant's business operation should require extraordinary security services, lighting, cleaning or repair, Landlord may bill such extraordinary services directly to Tenant as provided in this Section 8.6 and Tenant shall reimburse Landlord as provided in this Section. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties.

8.7 INSPECTIONS. Landlord shall, as part of the Operating Expenses, retain a licensed, bonded professional HVAC service ("HVAC CONTRACT") to perform customary inspections of mechanical systems serving the Premises at reasonable intervals (but not less than once each calendar quarter) and shall promptly cause any corrective work recommended by such service to be performed. Landlord shall, as part of the Operating Expenses, retain a licensed, bonded professional fire protection system maintenance service ("FIRE SYSTEM CONTRACT") to perform customary inspections and maintenance of fire systems serving the Premises at reasonable intervals (but not less than once each calendar quarter) and shall promptly cause any corrective work recommended by such service to be performed.


                                       7


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9. CONDITION OF PREMISES; REPAIR OBLIGATIONS.

9.1 CONDITION OF PREMISES. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Premises, the Tenant Improvements, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to EXHIBIT "C" completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto.

9.2 LANDLORD'S REPAIR OBLIGATIONS. Subject to Section 9.3 and Article 16, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the structural, electrical and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions (provided any fees payable to such employee or agent shall not exceed market competitive rates), to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset and waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair, or unless or until Landlord otherwise obtains actual knowledge of the need for such repair, and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Operating Expenses.

9.3 TENANT'S REPAIR OBLIGATIONS. Tenant shall at its sole expense shall comply with all applicable laws and governmental regulations governing the Premises and make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), including without limitation all glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations under this Lease, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard commercially reasonable requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 10.1, and the provisions of Section 11 shall apply to all repairs. In the event of Tenant's failure to make required repairs or perform required maintenance following Landlord's notice and the expiration of the applicable cure period, Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice.

10. ALTERATIONS.

10.1 TENANT CHANGES; CONDITIONS.

(a) Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, "TENANT CHANGES," and individually, a "TENANT CHANGE") unless Tenant first obtains Landlord's prior written approval, which approval Landlord shall not unreasonably withhold. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including without limitation a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time and contractor for performance of the work. Notwithstanding the foregoing, Landlord's prior approval shall not be required for any Tenant Change which satisfies all of the following conditions (a "PRE-APPROVED CHANGE"): (i) the costs of such Tenant Change does not exceed Seven Thousand Five Hundred Dollars ($7,500.00) individually; (ii) the Tenant Change complies with the Tenant Improvement Standards attached to this Lease as EXHIBIT "I;" (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least twenty (20) business days prior to commencement of the work; (iv) the Tenant Change does not affect the mechanical, electrical, plumbing or life safety systems of the Premises, the roof or structural components of the Premises or the exterior of the Premises; and (v) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 10.1. Upon completion of any Tenant Change, whether or not Landlord's approval of such Tenant Change is required under this Lease, Tenant shall furnish Landlord a complete set of "as built" plans for such Tenant Changes.

(b) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building or any other building located within the Project, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building or any other building located within the Project; and
(v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

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

(c) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 12 of this Lease.

10.2 REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. All Tenant Changes and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to on or before the expiration of the Lease Term (or upon any sooner termination of this Lease) identify those items of the Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such Tenant Changes, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal.

10.3 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal. Any such property of Tenant not removed by the expiration or sooner termination of this Lease shall be deemed abandoned.

10.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 10.2 above, Landlord may (without liability to Tenant for loss), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and sale of such items), with any remainder to be paid to Tenant.

11. LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of nonresponsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing of such lien, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it deems proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord, within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

12. TENANT'S INSURANCE.

12.1 TYPES OF INSURANCE. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) All Risk insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief and earthquake coverage upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.

(b) Commercial general liability insurance coverage, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 15, liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Two Million Dollars ($2,000,000) per occurrence which shall contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The general, aggregate amount of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

(c) Worker's compensation and employees liability insurance, in statutory amounts and limits.

(d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, to Tenant's parking areas or to the Building as a result of such perils.

(e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

12.2 REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 12.1 (a) and 12.1 (d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds, all as their respective interests may appear;
(d) shall not have a deductible amount exceeding Five Thousand Dollars ($5,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non- contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in Section 14 below; and (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessor's of Landlord who are named as additional insureds) in writing not less than thirty
(30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant shall deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Tenant takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this
Section 12. Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the times specified in this Lease, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 19.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense. In such event Tenant shall reimburse Landlord, within ten (10) days after written demand therefor, for all reasonable costs incurred by Landlord thereby, together with interest thereon at the Interest Rate.

12.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant under this Lease, or (b) increase the costs of any insurance policy maintained by Landlord or the Association with respect to the Building or the Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord or the Association with respect to the Building or the Project, Tenant shall pay such increase, as applicable, (i) to Landlord as additional rent within ten (10) days after being billed by Landlord, or (ii) to the Association within ten (10) days after being billed therefor by the Association. If any insurance coverage carried by Landlord or the Association with respect to the Building or the Project shall be canceled or reduced (or cancellation or reduction is threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 19.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

13. LANDLORD'S INSURANCE. During the Term, Landlord shall insure the Premises and the Tenant Improvements initially installed in the Premises pursuant to EXHIBIT "C" (excluding, however, Tenant's furniture, equipment and other personal property and Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, earthquake damage coverage (at Landlord's option), and such additional coverage (at Landlord's option) as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in California. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. In addition, at Landlord's option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 13 (including self-insured amounts and deductibles) shall be included in Operating Expenses.

14. WAIVERS OF SUBROGATION.

14.1 MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) damage to property or loss of income insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) damage to property or loss of income which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 12 and 13 of this Lease (as applicable) had such insurance been obtained and maintained as required. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

14.2 WAIVER OF INSURERS. Each Party shall cause each property and loss of income insurance policy required to be obtained by it pursuant to Sections 12 and 13 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either Party fails to maintain property or loss or income insurance required under this Lease, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

15. INDEMNIFICATION AND EXCULPATION.

15.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

15.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys, fees and court costs (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "TENANT PARTIES"); (b) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Project; and (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

15.3 SURVIVAL; NO RELEASE OF INSURERS. Tenant's indemnification obligation under
Section 15.2 shall survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification in Sections 15.1 and 15.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

16. DAMAGE OR DESTRUCTION.

16.1 LANDLORD'S RIGHTS AND OBLIGATIONS. In the event the Premises are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor estimates in a writing delivered to the parties that the damage is such that the Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Section 16.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises are damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord's contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete, or Landlord will not receive insurance proceeds (or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:

(a) repair, reconstruct and restore the portion of the Premises damaged by such casualty (including the Tenant Improvements and, to the extent of insurance proceeds received from Tenant, Tenant Changes), in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

Under any of the conditions of this Section 16.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor.

16.2 TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof, and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Tenant Changes in the Premises to the extent such items are not covered by Landlord's casualty insurance obtained by Landlord pursuant to Section 13 below (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 16. Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes which Tenant is required to insure pursuant to Sections 10.1 and 12.1 (a)), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Changes, and upon any damage or destruction to such Tenant Changes, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

16.3 ABATEMENT OF RENT. If as a result of any such damage, repair, reconstruction or restoration of the Premises, Tenant is prevented from using, and does not use, the Premises or any portion of it, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion of it, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent. Except for abatement of rent as provided in this Section 16.3, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

16.4 INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Section 16, if Landlord is obligated or elects to repair, reconstruct or restore the damaged portion of the Premises pursuant to Section 16.1 above, but is delayed from completing such repair, reconstruction or restoration beyond the date which is six (6) months after the date estimated by Landlord's contractor for completion of the repair, reconstruction or restoration pursuant to Section 16.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, any delay due to Force Majeure as defined in Section 32.13, and delays caused by Tenant or any Tenant Parties), then Landlord may elect to terminate this Lease upon thirty (30) days' prior written notice to Tenant.

16.5 DAMAGE TO THE PROJECT. If there is a total destruction of the Project or a partial destruction of the Project, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of the Project, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may within a period of one hundred eighty (180) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore the Project, in which event this Lease shall cease and terminate as of the date of such destruction.

16.6 DAMAGE NEAR END OF TERM. In addition to its termination rights in Sections
16.1 and 16.4 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease.

16.7 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the Parties hereby waive the provisions of California Civil Code
Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes permitting the Parties to terminate this Lease as a result of any damage or destruction).

17. EMINENT DOMAIN.

17.1 SUBSTANTIAL TAKING. Subject to the provisions of Section 17.4, in case the whole of the Premises, or such part of the Premises as shall substantially interfere with Tenant's use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either Party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

17.2 PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither Party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Project is taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty (30) days' prior written notice to Tenant as long as Landlord also terminates leases of all other tenants leasing comparably sized space within the Building for comparable lease terms.

17.3 CONDEMNATION AWARD. Subject to the provisions of Section 17.4, in connection with any taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

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

17.4 TEMPORARY TAKING. In the event of a taking of the Premises or any part of it for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 31 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 17.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

17.5 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the Parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the Parties to terminate this Lease as a result of a taking.

18. ASSIGNMENT AND SUBLETTING.

18.1 RESTRICTION ON TRANSFER. Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Premises (collectively and individually, a "TRANSFER"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is Transferred by Tenant, or if the Premises or any part of it are Transferred or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such Transfer, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any Transfer, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord's opinion, (i) the net worth or financial capabilities of such assignee or subtenant is less than that of Tenant at the date of this Lease, (ii) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer, (iii) the proposed Transfer involves a change of use of the Premises from that specified herein, or (iv) the proposed assignee or subtenant is not, in Landlord's reasonable opinion, of reputable or good character or consistent with Landlord's desired tenant mix for the Project. Any proposed assignee or subtenant which Landlord does not disapprove shall be deemed a "PERMITTED BUSINESS." If Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership aggregating in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 18.1.

18.2 TRANSFER NOTICE. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant shall give Landlord a notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "TRANSFEREE"), reasonable information (including references) concerning the character, ownership and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

18.3 LANDLORD'S OPTIONS. Within thirty (30) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

18.4 ADDITIONAL CONDITIONS. As a condition to Landlord's consent to any Transfer, Tenant shall deliver to Landlord a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant shall pay to Landlord, as additional rent, all sums and other consideration payable to and for the benefit of Tenant by the Transferee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant under this Lease. Landlord may require that any Transferee remit directly to Landlord on a monthly basis all monies due Tenant by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. If any Transferee of Tenant or any successor of Tenant defaults in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord's consideration of the proposed assignment or sublease, Tenant shall pay Landlord a nonrefundable administrative fee of One Thousand Dollars ($1,000.00), plus Landlord's reasonable attorneys' fees and costs and other costs incurred by Landlord in reviewing such proposed assignment or sublease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed
Transfer or otherwise has breached its obligations under this Section 18, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

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
19. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

19.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the vacation or abandonment of the Premises by Tenant. "ABANDONMENT" includes without limitation any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease;

(b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant under this Lease when due;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 19.1 (a) or (b) above, where such failure continues for a period of ten (10) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure,
Section 1161 and provided further that, if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; and

(d) (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

19.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant under this Lease. If Landlord elects to so terminate this Lease, then Landlord may recover from Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; unamortized brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 19.2(a) and 19.2(b) above, the 'worth at the time of award' is computed by allowing interest at the Interest Rate set forth in Section 1.13 of the Summary. As used in Section 19.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and disposed of pursuant to Section 10.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 19.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination be decreed by a court of competent jurisdiction.

19.4 LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 19.4, then Landlord shall be

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
entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 19.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

19.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant fails to pay any sum of money (other than Annual Basic Rent) or perform any other act on its part to be paid or performed under this Lease and such failure continues for three (3) days with respect to monetary obligations (or ten (10) days with respect to nonmonetary obligations) after Tenant's receipt of written notice from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

19.6 INTEREST. If any monthly installment of Annual Basic Rent, additional rent or any other amount payable by Tenant under this Lease is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.13 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 19.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

19.7 LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Annual Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Annual Basic Rent or Operating Expenses or any other amount payable by Tenant under this Lease is not received by Landlord by the due date, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The Parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

19.8 SECURITY INTEREST. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property, and all proceeds of the sale or other disposition of such property (collectively, the "COLLATERAL") to secure the payment of all rent to be paid by Tenant pursuant to this Lease. Such lien and security interest shall be in addition to any landlord's lien provided by law. This Lease shall constitute a security agreement under the California Commercial Code (the "CODE") so that Landlord shall have and may enforce a security interest in the Collateral. Tenant shall execute as debtor and deliver such financing statement or statements and any further documents as Landlord may now or hereafter reasonably request to protect such security interest pursuant to the Code. Landlord may also at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all rights and remedies afforded as secured party under the Code, which rights and remedies shall be in addition to Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

19.9 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 19 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 19 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

19.10 WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WIT THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE.

20. LANDLORD'S DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its

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

performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such incurred default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; and (c) Tenant's rights and remedies shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 29.

21. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or the Project, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or the Project, this Lease shall be subject and subordinate at all times to such ground or master leases, and such extensions and modifications thereto, and to the lien of such mortgages and deeds of trust, as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereto. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. If any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant under this Lease in the event of any such foreclosure proceeding or sale. Tenant shall execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within said ten
(10) day period, Tenant shall be in default under this Lease without the benefit of any additional notice or cure periods specified in Section 19.1 above.

22. ESTOPPEL CERTIFICATE.

22.1 TENANT'S OBLIGATIONS. Within ten (10) business days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate in a form substantially similar to the form of EXHIBIT "F," certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 22.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Project, as well as their assignees.

22.2 TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such estoppel certificate within such time shall constitute a default under this Lease without the applicability of the notice and cure periods specified in Section 19.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than Tenant's failure to deliver the estoppel certificate); and (c) not more than one
(1) month's rental has been paid in advance. Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 22.1 above.

23. FINANCIAL STATEMENTS. Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request, current tax returns and financial statements, including a balance sheet and profit and loss statement for the most recent prior year, of Tenant and any guarantor of this Lease (collectively, the "STATEMENTS"). The Statements shall be prepared in accordance with generally accepted accounting principles and shall accurately and completely reflect the financial condition of Tenant or guarantor, as applicable. The Statements shall be certified to be true, accurate and complete by Tenant or the guarantor, as applicable, if Tenant or the guarantor is an individual, or by the chief financial officer or general partner of Tenant or guarantor, as applicable. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Project, and to any encumbrancer of all or any portion of the Building or Project.

Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease. Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission by any Statements to Landlord.

24. PROJECT PLANNING. If Landlord requires the Premises for use by another tenant or for other reasons connected with the Project planning program, then Landlord shall have the right, upon sixty (60) days' prior written notice to Tenant, to relocate the Premises to other space in the Building or the Project of substantially similar size as the Premises, and with tenant improvements of substantially similar age, quality and layout as then existing in the Premises. In the event of any such relocation, Landlord shall pay for the cost of providing such substantially similar tenant improvements (but not any furniture or personal property), and Landlord shall reimburse Tenant, within

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

thirty (30) days after Landlord's receipt of invoices and paid receipts, for the reasonable moving, telephone installation and stationery reprinting costs actually paid for by Tenant in connection with such relocation. If Landlord so relocates Tenant, the terms and conditions of this Lease shall remain in full force and effect and apply to the new space, except that (a) a revised EXHIBIT "B" shall become part of this Lease and shall reflect the location of the new space, (b) the Summary to this Lease shall be amended to include and state all correct data as to the new space, and (c) such new space shall thereafter be deemed to be the "PREMISES." Notwithstanding the foregoing provisions of this
Section 24 to the contrary, if the new space contains more rentable square feet than the original Premises, Tenant shall not be obligated to pay any more Annual Basic Rent or Operating Expenses than otherwise applicable to the original Premises. Landlord and Tenant agree to cooperate fully in order to minimize the inconvenience of Tenant resulting from such relocation.

25. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

25.1 MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or the Project, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

25.2 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights under it, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

26. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

27. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of nonresponsibility, and to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). Landlord shall have the right, at its option, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion of the Premises, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of
Section 15.1, to the extent of Landlord's gross negligence or willful misconduct. Landlord may, at its option, elect to include the Premises within a "master key" system, in which event Tenant must remain on the "master key" system.

28. TRANSFER OF LANDLORD'S INTEREST. The term "LANDLORD" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Project. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Building, the Premises or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

29. LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Project, and no other assets of Landlord.

30. PAYMENTS AND NOTICES. All rent and other sums payable by Tenant to Landlord shall be paid to Landlord at the address designated in Section 1.1 of the Summary, or to such other persons and at such other places as Landlord designates in writing. Any notice required or permitted to be given under this Lease must be in writing and must be given either by personal delivery, including delivery by nationally recognized overnight courier or express mailing service, by facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address designated in Section 1.2 of the Summary, or to Landlord at the addresses designated in Section 1.1 of the Summary. Notices shall be deemed duly given (a) when personally delivered; (b) on the date of first attempted delivery as shown on the return receipt if delivered by overnight courier; (c) when transmitted as shown by the confirmation receipt, if sent by facsimile, so long as the facsimile transmission is followed by one of the other means of delivery required by this Section; or (d) three (3) days after deposited in the United States registered or certified mail, return receipt request, postage prepaid. Either Party may, by written notice to the other, specify a different address for notice purposes.

31. END OF TERM.

31.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear excepted, with all of Tenant's personal property and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 10.2 removed and all damage caused by such removal repaired. If for any reason Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease with such removal and repair obligations completed, then, in addition to the provisions of Section 31.3 and Landlord's other rights and remedies, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses, including attorneys' fees and court costs, resulting from such failure to surrender, including without limitation, any claim made by any succeeding tenant based on Tenant's failure to surrender the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

31.2 HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all Common Area Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to: (a) two hundred percent (200%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) two hundred percent (200%) of the prevailing market rate excluding any rental or other concessions (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over or result in an extension of this Lease. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section
31.2 for any portion of a month it holds over and remains in possession of the Premises.

31.3 NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this Section 31 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord under this Lease or otherwise provided at law or in equity.

32. MISCELLANEOUS.

32.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the State of California.

32.2 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

32.3 WAIVER. The waiver by either Party of any breach by the other Party of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition, nor shall any custom or practice which may become established between the Parties in the administration of the terms of this Lease be deemed a waiver of, or in any way affect, the right of any Party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either Party shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due or any omission by the nondefaulting Party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

32.4 TERMS AND HEADINGS. The words "LANDLORD" and "TENANT" as used in this Lease shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of it. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the Parties intended thereby to state the converse of the deleted language.

32.5 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "DAYS" shall mean calendar days unless specifically modified to be "BUSINESS" days.

32.6 PRIOR AGREEMENTS; AMENDMENTS. This Lease, including the Summary and all Exhibits and Riders attached to it (i) contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and (ii) supersedes all prior agreements and understanding, oral or written, express or implied, pertaining to the Premises or any such other matter. No provision of this Lease may be amended or added to except by an agreement in writing signed by the Parties or their respective successors in interest.

32.7 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Annual Basic Rent and additional rent) shall in no way affect, impair or invalidate any other provision of this Lease, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.8 EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

32.9 ACCORD AND SATISFACTION. If, with respect to any payment owed by Tenant to Landlord hereunder, Tenant pays a lesser amount than the amount herein stipulated, such payment shall be deemed a payment on account, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. No such acceptance by Landlord or any endorsement or statement on any check or any letter accompanying shall be deemed an accord and satisfaction. Each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.10 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

32.11 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 28 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 18, and no options or other rights which are expressly made personal to the original Tenant or in any rider attached to this Lease shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

32.12 PROFESSIONAL FEES. Tenant shall pay to Landlord, upon demand, all sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after expiration or earlier termination of this Lease, including without limitation all costs, expenses and fees of accountants, appraisers , attorneys and other professionals, and any collection agency fees and expenses and other collection charges. If either Landlord or Tenant brings suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other, then all costs and expenses incurred by the prevailing Party (including, without limitation, its actual appraisers, accountants', attorneys' and other professional fees, expenses and court costs), shall be paid by the other Party.

32.13 FORCE MAJEURE. If either Party is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the Party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay so long as Tenant delivers written notice describing the Force Majeure Delay within five (5) days after the occurrence of the event. The provisions of this Section 32.13 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.14 NONDISCLOSURE OF LEASE TERMS. The terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant and its partners, officers, directors, employees, agents and attorneys shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

32.15 NONDISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use or enjoyment of the Premises, or any portion of it.

32.16 BROKERS. Landlord shall be solely responsible for the payment of brokerage commissions to the brokers stated in Section 1.12 of the Summary (the "BROKERS") pursuant to a separate agreement between Landlord and the Brokers, and Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each Party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses, including attorneys' fees and court costs, resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses, including attorneys' fees and court costs, resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

32.17 RECORDING. Neither Landlord nor Tenant shall record this Lease. In addition, neither Party shall record a short form memorandum of this Lease without the prior written consent and signature on the memorandum of the other Party. If such short form memorandum is recorded in accordance with the foregoing, (i) the Party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes, and (ii) upon expiration or earlier termination of this Lease, Tenant shall execute in recordable form such instrument as Landlord may reasonably request to evidence for the public record the termination of this Lease.

33. LEASE EXECUTION.

33.1 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

33.2 TENANT'S AUTHORITY. If Tenant executes this Lease as a partnership or corporation, then Tenant and the persons and entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in California; (b) such persons and entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

33.3 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed or given or received such notice.

33.4 GUARANTY. This Lease is subject to and conditional upon Tenant's delivery to Landlord, concurrently with Tenant's execution and delivery of this Lease, of a Guaranty in the form of and upon the terms contained in EXHIBIT "J" and incorporated herein by this reference, which shall be fully executed by the Guarantor specified in Section 1.15 of the Summary.

33.5 NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.




                         [SIGNATURES ON FOLLOWING PAGE]

                      [SIGNATURE PAGE TO TRIPLE NET LEASE]

        IN WITNESS WHEREOF, the Parties have executed this Lease as of the day and year first above written.

                                               ALISO VIEJO TOWN CENTER CORPORATE
                                                 PARK LLC,
                                               a California limited liability
                                                 company

                                               By: J. F. Shea Co., Inc.,
                                                   a Nevada corporation
                                                   Its Manager

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------


                                                          "Landlord"


                                               Freerealtime.com, Inc.,
                                                 a Delaware corporation

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                                          "Tenant"

                                   EXHIBIT "A"

                                PROJECT SITE PLAN

                                   EXHIBIT "B"

                                   FLOOR PLAN

                                   EXHIBIT "C"

                              WORK LETTER AGREEMENT
                                   [ALLOWANCE]

THIS WORK LETTER AGREEMENT ("WORK LETTER AGREEMENT") is entered into as of September ___, 2000, by and between Aliso Viejo Town Center Corporate Park LLC, a California limited liability company ("LANDLORD"), and Freerealtime.com, Inc., a Delaware corporation ("TENANT").

                                    RECITALS:

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "LEASE") covering certain premises (the "PREMISES") more particularly described in EXHIBIT "A" attached to the Lease. All terms not defined herein have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are incorporated herein by this reference.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1. TENANT IMPROVEMENTS. As used in the Lease and this Work Letter Agreement, the term "TENANT IMPROVEMENTS" or "TENANT IMPROVEMENT WORK" means those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below), more particularly described in Section 5 below.

2. WORK SCHEDULE. Within ten (10) days after the execution of this Lease, Landlord will deliver to Tenant, for Tenant's review and approval, a schedule ("WORK SCHEDULE") which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements and the Commencement Date of the Lease. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule will be submitted to Tenant for its approval, which approval Tenant agrees not to unreasonably withhold and, once approved by both Landlord and Tenant, the Work Schedule will become the basis for completing the Tenant Improvements. All plans and drawings required by this Work Letter Agreement and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Landlord may, from time to time during construction of the Tenant Improvements, modify the Work Schedule as Landlord reasonably deems appropriate. If Tenant fails to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant within five (5) business days after the date the Work Schedule is first received by Tenant, the Work Schedule shall be deemed to be approved by Tenant as submitted.

3. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord's representative ("LANDLORD'S REPRESENTATIVE") to act for Landlord in all matters covered by this Work Letter Agreement: Bradley Pontius; Lynda Pekar.

Tenant hereby appoints the following person(s) as Tenant's representative ("TENANT'S REPRESENTATIVE") to act for Tenant in all matters covered by this Work Letter Agreement:

All communications with respect to the matters covered by this Work Letter Agreement are to made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4. TENANT IMPROVEMENT PLANS.

4.1 PREPARATION OF SPACE PLANS. In accordance with the Work Schedule, Tenant shall meet with Landlord's architect and/or space planner for the purpose of promptly preparing preliminary space plans for the layout of Premises ("SPACE PLANS"). The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord's approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Tenant will then submit to Landlord for Landlord's approval, within five (5) business days after Landlord's delivery of its disapproval, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

4.2 PREPARATION OF FINAL PLANS. Based on the approved Space Plans, and in accordance with the Work Schedule, Landlord's architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the "FINAL PLANS"). The Final Plans will show: (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Tenant for signature to confirm that they are consistent with the Space Plans. If Tenant reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Tenant shall advise Landlord in writing of such disapproval and the reasons for such disapproval within five (5) business days after Landlord delivers the Final Plans to Tenant. In accordance with the Work Schedule, Landlord will then cause Landlord's architect to redesign the Final Plans incorporating the revisions reasonably requested by Tenant so a to make the Final Plans consistent with the Space Plans. If Tenant reasonably disapproves any aspect of the redesigned Final Plans, Tenant shall advise Landlord in writing of such disapproval and the reasons for such disapproval within three (3) business days after Landlord submits the redesigned Final Plans to Tenant.

4.3 REQUIREMENTS OF TENANT'S FINAL PLANS. Tenant's Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the "STANDARDS"), then compatible with and of at least equal quality as the Standards and approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

4.4 SUBMITTAL OF FINAL PLANS. Once approved by Landlord and Tenant, Landlord's architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Landlord's architect, with Tenant's cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes will be subject to the terms of Section 9 below.

4.5 CHANGES TO SHELL OF BUILDING. If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the "ALLOWANCE" described in Section 5 below.

4.6 WORK COST ESTIMATE AND STATEMENT. Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Landlord will submit to Tenant a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the "WORK COST ESTIMATE"). As used in this Lease, "WORK COST" refers, as applicable, to the cost to complete the Tenant Improvements or any portion of the Tenant Improvements. Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items. Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule. Upon Tenant's approval of the Work Cost Estimate (such approved Work Cost Estimate to be hereinafter known as the "WORK COST STATEMENT"), Landlord will have the right to purchase materials and to commence the construction of the items included in the Work Cost Statement pursuant to Section 6 hereof. If the total costs reflected in the Work Cost Statement exceed the Allowance described in Section 5 below, Tenant shall pay such excess, as additional rent, within five (5) business days after Tenant's approval of the Work Cost Estimate. Throughout the course of construction, any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost will be determined by Landlord and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within five (5) business days thereafter.

5. PAYMENT FOR THE TENANT IMPROVEMENTS.

5.1 ALLOWANCE. Landlord hereby grants to Tenant a tenant improvement allowance (the "ALLOWANCE"). The Allowance consists of (1) a design allowance of $2.00 per usable Square Foot of the Premises (the "DESIGN ALLOWANCE"), and (2) a base construction allowance of $22.00 per usable Square Foot of the Premises (the "BASE CONSTRUCTION ALLOWANCE").

5.2 DESIGN ALLOWANCE. The Design Allowance is to be used only for payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans (the "DESIGN COST"). The Design Allowance will not be used for the payment of extraordinary design work not consistent with the scope of the Standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord's architect and/or Tenant's architect. If the Design Allowance exceeds the Design Cost, such excess shall be credited towards the Base Construction Allowance.

5.3 BASE CONSTRUCTION ALLOWANCE. The Base Construction Allowance is to be used only for:

(a) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(b) Construction of the Tenant Improvements, including, without limitation, the following:

    (aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

    (bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

    (cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

    (dd) Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

    (ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

    (ff) All plumbing, fixtures, pipes and accessories necessary for the Premises;

    (gg)  Testing and inspection costs; and

    (hh) Fees for the contractor and tenant improvement coordinator including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements.

(c) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction is for the benefit of tenants and is customarily performed by Landlord prior the execution of leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical including heating, ventilating and air conditioning systems and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

5.4 EXCESS COSTS. If the total Design Cost exceeds the Design Allowance, such excess including Landlord's standard three and three quarters percent (3.75%) fee for the contractor associated with the supervision of such excess design work shall be paid by Landlord and credited against the Base Construction Allowance. The cost of each item referenced in Section 5.1 above shall be charged against the Base Construction Allowance. If the Work Cost exceeds the Allowance, Tenant shall pay to Landlord such excess including Landlord's standard three and three quarters percent (3.75%) fee for the contractor associated with the supervision of such excess work prior to the commencement of construction within five (5) business days after invoice therefor, less any sums previously paid by Tenant for such excess pursuant to the Work Cost Estimate. In no event will the Allowance be used for the payment of extraordinary work not consistent with the scope of the Standards (i.e., above-standard work) or to pay for Tenants furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

5.5 CHANGES. If, after the Final Plans have been prepared and the Work Cost Statement has been established, Tenant requires any changes or substitutions to the Final Plans, any additional costs related thereto including Landlord's standard three and three quarters percent (3.75%) fee for the contractor associated with the supervision of such changes or substitutions are to be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Section 4 above and will, if necessary, require the Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Section 4.6 above. Landlord will have the right to decline Tenant's request for a change to the Final Plans if such changes are inconsistent with the provisions of Section 4 above, or if the change would unreasonably delay construction of the Tenant Improvements and the Commencement Date of the Lease.

5.6 GOVERNMENTAL COST INCREASES. If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase including Landlord's standard three and three quarters percent (3.75%) fee for the contractor associated with the supervision of such additional work within five (5) days of Landlord's written notice; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

5.7 UNUSED ALLOWANCE AMOUNTS. Any unused portion of the Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease unless Tenant has paid for excess costs as described in Sections 5.2, 5.3 or 5.4, in which case the unused Allowance may be applied toward such excess cost amounts and paid to Tenant.

6. CONSTRUCTION OF TENANT IMPROVEMENTS. Until Tenant approves the Final Plans and Work Cost Statement, Landlord will be under no obligation to cause the construction of any of the Tenant Improvements. Following Tenant's approval of the Work Cost Statement described in Section 4.6 above and upon Tenant's payment of the total amount by which such Work Cost Statement exceeds the Allowance, if any, Landlord's contractor will commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Section 9 below) and Force Majeure Delays (as described in Section 10 below).

7. COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.

7.1 COMMENCEMENT DATE. The Term of the Lease will commence on the date (the "COMMENCEMENT DATE") which is the later of: (i) September 1, 2000; or (ii) the date the Tenant Improvements have been "SUBSTANTIALLY COMPLETED" (as defined below); provided, however, that if substantial completion of the Tenant Improvements is delayed as a result of any Tenant Delays described in Section 8 below, then the Commencement Date as would otherwise have been established pursuant to this Section 7.1(ii) will be accelerated by the number of days of such Tenant Delays.

7.2 SUBSTANTIAL COMPLETION; PUNCH-LIST. For purposes of Section 7.1(ii) above, the Tenant Improvements will be deemed to be "SUBSTANTIALLY COMPLETED" when Landlord's contractor certifies in writing to Landlord and Tenant that Landlord:
(a) is able to provide Tenant with reasonable access to the Premises; (b) has substantially performed all of the Tenant Improvement Work required to be performed by Landlord under this Work Letter Agreement, other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; and (c) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificate from Landlord's contractor, Tenant will conduct a walk- through inspection of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord will thereafter diligently complete.

7.3 DELIVERY OF POSSESSION. Landlord shall deliver possession of the Premises to Tenant when the Tenant Improvements have been substantially completed in accordance with Section 7.2 above. The Parties estimate that Landlord will deliver possession of the Premises to Tenant and the Term of this Lease will commence on or before the Estimated Commencement Date set forth in Section 1.7 of the Summary. Landlord shall use its commercially reasonable efforts to cause the Premises to be substantially completed on or before the Estimated Commencement Date. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Estimated Commencement Date specified in Section 1.7 of the Summary, the Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, but if such late delivery is due to Landlord's negligence or willful misconduct or due to any Force Majeure Delays, then, as Tenant's sole remedy, the Commencement Date and the Expiration Date of the Term will be extended one
(1) day for each day Landlord is delayed in delivering possession of the Premises to Tenant. If Landlord has not delivered possession to Tenant by November 1, 2000, for any reason other than Force Majeure Delays (defined in
Section 32.13) or Tenant Delay, Tenant shall have the right to terminate this Lease by delivering written notice to Landlord by 5:00 P.M. on November 7, 2000.

8. TENANT DELAYS. For purposes of this Work Letter Agreement, "TENANT DELAYS" means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement; (b) Tenant's changes to Space Plans or Final Plans after Landlord's approval thereof, (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (d) any delay of Tenant in making payment to Landlord for Tenant's share of the Work Cost; or (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants or any other person performing or required to perform services on behalf of Tenant.

9. FORCE MAJEURE DELAYS. For purposes of this Work Letter, "FORCE MAJEURE DELAYS" means any actual delay in the construction of the Tenant Improvements, which is beyond the reasonable control of Landlord or Tenant, as the case may be, as described in Section 32.13 of the Lease.




                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

              [SIGNATURE PAGE TO WORK LETTER AGREEMENT (ALLOWANCE)]


IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter Agreement to be duly executed by their duly authorized representatives as of the date of the Lease.

                                             ALISO VIEJO TOWN CENTER CORPORATE
                                               PARK LLC,
                                             a California limited liability
                                               company

                                             By: J. F. Shea Co., Inc.,
                                                 a Nevada corporation
                                                 Its Manager

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                                            "Landlord"


                                               Freerealtime.com, Inc.,
                                                 a Delaware corporation

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                                             "Tenant"

                    SCOPE OF LANDLORD'S AND/OR TENANT'S WORK


                                (To Be Supplied)

                                   EXHIBIT "D"

                    SAMPLE FORM OF NOTICE OF LEASE TERM DATES


To:                                         Date:
    -----------------------------                ------------------------------

Re: Projected Lease dated September __, 2000 between Aliso Viejo Town Center Corporate Park LLC, a California limited liability company ("LANDLORD"), and Freerealtime.com, Inc., a Delaware corporation ("TENANT") concerning Suite 200 ("PREMISES") located at 26880 Laguna Hills Drive, Aliso Viejo, California 92656.

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for ____________ years, with ___________________ (______) options to extend for
____________ (___) years each, and commenced upon the Commencement Date of _____ and is currently scheduled to expire on ___________________, subject to earlier termination as provided in the Lease.

3. That in accordance with the Lease, rental payment has commenced (or shall commence) on ___________________.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to Aliso Viejo Town Center Corporate Park LLC, a California limited liability company, at
___________________________.

6. The exact number of Rentable Square Feet within the Premises is __________ square feet.

                                               AGREED AND ACCEPTED

                                               Freerealtime.com., Inc.,
                                                 a Delaware corporation

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                                              "Tenant"


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

            [ADDITIONAL SIGNATURE PAGE TO NOTICE OF LEASE TERM DATES]



                                             ALISO VIEJO TOWN CENTER CORPORATE
                                               PARK LLC,
                                             a California limited liability
                                               company

                                             By: J. F. Shea Co., Inc.,
                                                 a Nevada corporation
                                                 Its Manager

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                               By:
                                                   -----------------------------
                                                   Its:
                                                        ------------------------

                                                              "Landlord"

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or in any part of the Common Area without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, in Landlord's sole discretion. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.

3. The walls, walkways, sidewalks entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress or egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment, furniture, or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor any employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

4. Unless expressly set forth to the contrary in Tenant's Lease, Tenant shall have no right or entitlement to the display of Tenant's name or logo on any Project sign, monument sign or pylon sign.

5. All cleaning and janitorial services for the Premises shall be provided, at Tenant's sole cost and expense, exclusively by or through Tenant or Tenant's janitorial contractors in accordance with the provisions of Tenant's Lease. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to or otherwise procured by Tenant. Tenant shall not change locks or install other locks on doors of the Premises, without prior written consent of Landlord.

7. Electric wires, telephones, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant's own expense.

8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment, subject to any express provisions of Tenant's Lease to the contrary. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

10. Landlord reserves the right from time to time, in Landlord's sole and absolute discretion, exercisable without prior notice and without liability to
Tenant: (a) to name or change the name of the Building or Project; (b) to change the address of the Building, and/or (c) to install, replace or change any signs in, on or about the Common Areas, the Building or Project (except for Tenant's signs, if any, which are expressly permitted by Tenant's Lease).

11. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, unless otherwise needed for Tenant's business and, except with regard to Tenant's computers and other equipment, if any, which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

12. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

14. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building or Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

15. No aerial antenna, loudspeaker or other device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the prior written consent of Landlord. Any aerial or antenna or device so installed without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

16. Except as expressly permitted in Tenant's Lease, Tenant shall not mark, paint, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part of it, except to install normal wall hangings. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

17. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Common Area and other portions of the Project are expressly prohibited, and each tenant shall cooperate to prevent same.

18. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

19. The Premises shall not be used for lodging or for manufacturing of any kind.

20. Tenant shall store all its trash and garbage within its Premises or in designated trash containers or enclosures within the Project. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All cardboard boxes must be "broken down" prior to being place in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash container or enclosures. Any expense incurred by Landlord to clean up any trash attributable to Tenant will be borne by Tenant.

21. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible principal or employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

22. The requirements of Tenant will be attended to only upon the appropriate application to Landlord or Landlord's designated representative by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

23. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project.

25. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for safety, security, care and cleanliness of the Project and for the preservation of good order therein. Tenant shall abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.

27. Landlord reserves the right to revise the sign program for the Project provided, however, that any Tenant sign that was approved by Landlord prior to the revision in the sign program shall not be subject to the revision in the sign program unless (i) the remaining term of such Tenant's lease exceeds thirty-six (36) months; (ii) such Tenant exercises any option to extend the term of its lease; or (iii) applicable governmental authorities require that such Tenant is subject to the revision.

28. Furniture, freight, packages, equipment, safes, bulky matter or supplies of any description shall be moved in or out of the Building only after the Building manager has been given prior notice and given its approval and only during such hours and in such manner as may be prescribed by Landlord from time to time. The scheduling and manner of all tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and said move-ins and move-outs shall only take place after 6:00 P.M. on weekdays, on weekends, or at such other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause such movers to use only the loading facilities and elevators designated by Landlord. In the event Tenant's movers damage the elevator or any other part of the Premises or Building, Tenant shall immediately pay to Landlord the amount required to repair such damage. The moving of safes or other fixtures or bulky or heavy matter of any kind must be done under the Building manager's supervision, and the person employed by Tenant for such work must be acceptable to Landlord, but such persons shall not be deemed to be agents or servants of the Building manager or Landlord, and Tenant shall be responsible for all acts of such persons. Landlord reserves the right to inspect all safes, freights, or other bulky or heavy articles to be brought into the Building, and to exclude from the Building all safes, freight or the bulky or heavy articles which violate any of the Rules or the Lease of which these Rules are a part. Landlord reserves the right to determine the location and position of all safes, freight, furniture or bulky or heavy matter brought onto the Premises, which must be placed upon supports approved by Landlord to distribute the weight.

                         PARKING RULES AND REGULATIONS

In addition to the foregoing rules and regulations and the parking provisions contained in the Lease to which this EXHIBIT "E" is attached, the following rules and regulations shall apply with respect to the use of the Project's parking areas.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft or for any other cause.

2. Tenant and its employees shall only park in parking areas designated by Landlord. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non motor driven bicycles or four wheeled trucks.

3. No overnight or extended term storage of vehicles shall be permitted.

4. Vehicles must be parked entirely within painted stall lines of a single parking stall.

5. All directional signs and arrows must be observed.

6. The speed limit within all parking areas shall be five (5) miles per hour.

7. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles;
(c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord.

8. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

9. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

10. Landlord may refuse to permit any person who violates these rules to park in the parking areas, and if Tenant permits or allows any of the prohibited activities described then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant.

                                   EXHIBIT "F"

                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE


The undersigned ("TENANT") hereby certifies to Aliso Viejo Town Center Corporate Park LLC, a California limited liability company ("LANDLORD"), and __________________________________________, as follows:

1. Attached hereto is a true, correct and complete copy of that certain Lease dated September ___, 2000, between Landlord and Tenant (the "LEASE"), which demises Premises which are located at 26880 Laguna Hills Drive. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on _______________________,_____________.

3. The term of the Lease is currently scheduled to expire on _____________,____.

4. Tenant has no option to renew or extend the Term of the Lease except:
_____________________________________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Project upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:
__________________________________________________________________.

6. The Lease has: (Initial One)

( ) not been amended, modified, supplemented, extended, renewed or assigned.

( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:
    ___________________________________________

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: _______________________________.

8. The current Monthly Basic Rent is $___________; and current monthly parking charges are $________.

9. Tenant's Monthly Operating Expense Charge currently payable by Tenant is $___________ per month.

10. The amount of security deposit (if any) is $___________. No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that ______________________________ is about to [fund a loan to Landlord or purchase the Building from Landlord], and that _________________ is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated: _________________.


                                               "TENANT"

                                               ---------------------------------

                                               By:
                                                   -----------------------------
                                               By:
                                                   -----------------------------

                                   EXHIBIT "G"

                                  SIGN CRITERIA

                                   EXHIBIT "H"

                       TENANT ENVIRONMENTAL QUESTIONNAIRE


The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the Premises. Prospective tenants should answer the questions in light of their proposed operations at the Premises. Existing tenants should answer the questions as they relate to ongoing operations at the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.  GENERAL INFORMATION

    Name of Responding Company: ________________________________________________

    Check the Applicable Status:  Prospective Tenant ___    Existing Tenant ____

    Mailing Address: ___________________________________________________________

    Contact Person and Title: __________________________________________________

    Telephone Number: (   ) ____________________

    Address of Leased Premises: ________________________________________________

    Length of Lease Term: ______________________________________________________

    Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

    ____________________________________________________________________________

    ____________________________________________________________________________

2.  STORAGE OF HAZARDOUS MATERIALS

2.1 Will any hazardous materials be used or stored on-site?

    Wastes                     Yes _____          No ______

    Chemical Products          Yes _____          No ______

2.2 Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.  STORAGE TANKS AND SUMPS

3.1 Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the Premises?

                               Yes _____          No ______

    If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2 Have any of the tanks or sumps been inspected or tested for leakage?

                               Yes _____          No ______

    If so, describe.

3.3 Have any spills or leaks occurred from such tanks or sumps?

                               Yes _____          No ______

3.4 Were any regulatory agencies notified of the spill or leak?

                               Yes _____          No ______

    If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5 Have any underground storage tanks or sumps been taken out of service or removed?

                               Yes _____          No ______

    If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.  SPILLS

4.1 During the past year, have any spills occurred at the premises?

                               Yes _____          No ______

    If yes, please describe the location of the spill.

    ____________________________________________________________________________

    ____________________________________________________________________________


4.2 Were any agencies notified in connection with such spills?

                               Yes _____          No ______

    If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3 Were any clean-up actions undertaken in connection with the spills?

                               Yes _____          No ______

    Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.  WASTE MANAGEMENT

5.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

                               Yes _____          No ______

5.2 Has your company filed a biennial report as a hazardous waste generator?

                               Yes _____          No ______

    If so, attach a copy of the most recent report filed.

5.3 Attach a list of the hazardous wastes, if any, generated or to be generated at the Premises, its hazard class and the quantity generated on a monthly basis.

5.4 Describe the methods of disposal for each waste. Indicate where and how often disposal will take place.

    ________      On-site treatment or recovery         ________________________

    ________      Discharged to sewer                   ________________________

    ________      Transported and disposed of off-site  ________________________

    ________      Incinerator                           ________________________

5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

    ____________________________________________________________________________

5.6 Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the Premises:

                               Yes _____          No ______

    If yes, please describe any existing or proposed treatment methods.

    ____________________________________________________________________________

5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the Premises.

6.  WASTEWATER TREATMENT/DISCHARGE

6.1 Do you discharge wastewater to:

    _______ Storm drain?     _________ Sewer?

    _______ Surface water?   _________ No industrial discharge

6.2 Is your wastewater treated before discharge?

                               Yes _____          No ______

    If yes, describe the type of treatment conducted.

    ____________________________________________________________________________

    ____________________________________________________________________________

6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the Premises.

7.  AIR DISCHARGES

7.1 Do you have any filtration systems or stacks that discharge into the air?

                               Yes _____          No ______

7.2 Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

    ______  Spray booth

    ______  Dip tank

    ______  Drying oven

    ______  Incinerator

    ______  Other (please describe) ____________________________________________

    ______  No equipment requiring air permits

7.3 Are air emissions from your operations monitored?

                               Yes _____          No ______

    If so, indicate the frequency of monitoring and a description of the monitoring results.

    ____________________________________________________________________________

7.4 Attach copies of any air emissions permits pertaining to your operations at the Premises.

8.  HAZARDOUS MATERIALS DISCLOSURES

8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons or 200 cubic feet per month?

                               Yes _____          No ______

8.2 Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

                               Yes _____          No ______

    If so, attach a copy of the business plan.

8.3 Has your company adopted any voluntary environmental, health or safety program?

                               Yes _____          No ______

    If so, attach a copy of the program.

9.  ENFORCEMENT ACTIONS, COMPLAINTS

9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

                               Yes _____          No ______

    If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

    ____________________________________________________________________________

9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

                               Yes _____          No ______

9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

                               Yes _____          No ______

9.4 Has an environmental audit ever been conducted at your company's current facility?

                               Yes _____          No ______

    If so, identify who conducted the audit and when it was conducted.


                                              Company

                                              By: ______________________________

                                                  Its: _________________________

                                                  Date: ________________________

                                   EXHIBIT "I"

                          TENANT IMPROVEMENT STANDARDS

                                   EXHIBIT "J"

                      INTENTIONALLY OMITTED/NOT APPLICABLE

                                   EXHIBIT "K"

                      STANDARDS FOR UTILITIES AND SERVICES

        The furnishing of building services and utilities to Tenant shall be accomplished in accordance with and subject to the terms and conditions set forth in this EXHIBIT "K" and elsewhere in the Lease. Landlord reserves the right to adopt from time to time such reasonable modifications and additions hereto as Landlord may deem appropriate.

1. As used in this Lease, the term "BUILDING HOURS" means the normal business hours of the Building published by Landlord from time to time. Current Building Hours are Monday through Friday, 7:00 a.m. to 7:00 p.m. and Saturday, 8:00 a.m. to 1:00 p.m., excepting state and federal holidays. Subject to the full performance by Tenant of all of Tenant's obligations under the Lease, Landlord shall, during Building Hours, provide to the Premises (i) water and (ii) heating, ventilation and air conditioning ("HVAC") when in the judgment of Landlord or Tenant, it may be required for the comfortable occupancy of the Premises for general office purposes (subject, however, to any governmental act, proclamation or regulation). Landlord shall not be responsible for any room temperatures if Tenant's lighting and receptacle loads exceed standard office lighting and receptacle loads. Current charge for HVAC use outside Building Hours is $35 per hour.

2. No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building's HVAC, electrical or plumbing systems be made which would possibly adversely affect the Building or such systems without prior written consent of Landlord, which consent shall be subject to Landlord's sole and absolute discretion. Landlord reserves the right to designate and/or approve the contractor to be used by Tenant. Any permitted installations shall be made under Landlord's supervision. Tenant shall pay any additional cost on account of any increased support to the floor load or additional equipment required for such installations, and such installations shall otherwise be made in accordance with the Lease.

3. Landlord shall not provide in the Premises reception outlets or television or radio antennas for television or radio broadcast or reception, and Tenant shall not install any such equipment without the prior written consent of Landlord which can be withheld in Landlord's sole and absolute discretion.

4. Tenant shall not, without the prior written consent of Landlord, (a) use any apparatus, machine or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, or (b) connect with electric current, except through existing outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

5. Tenant shall separately arrange with the applicable local public authorities, utility companies and telephone companies, as the case may be, for the furnishing of, and payment of, all telephone services as may be required by Tenant in the use of the Premises; provided, however, that Tenant shall neither bear the cost of nor be responsible for installation of the telephone wiring stubbed to the telephone room. Tenant shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority, telephone company or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under the Lease by Landlord.

6. Tenant acknowledges and understands that at the commencement of the Term, if this is a new Building, portions of the Building, and the Project and the Building's HVAC, security (if any), electrical and/or plumbing systems may not be fully completed, adjusted and running smoothly and that Tenant will suffer certain annoyances and inconveniences. These annoyances and inconveniences shall not give rise to any rent abatement or reduction or create any other claim by Tenant against the Landlord.

7. Tenant shall cooperate fully at all times with Landlord to assure compliance with, and shall abide by, (a) all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's HVAC, electrical, security (if any), and/or plumbing systems, and (b) all laws, statutes, ordinances and governmental rules and regulations now in force or which may later be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

                                   EXHIBIT "L"

                            FORM OF LETTER OF CREDIT



                         __________________________BANK
                          IRREVOCABLE LETTER OF CREDIT
                         LETTER OF CREDIT NO. __________

                            PLACE AND DATE OF ISSUE:
         _______________________, CALIFORNIA, ON _________________, 2000

                                     AMOUNT:
                              $725,000 U.S. DOLLARS

BENEFICIARY:                                APPLICANT:


ALISO VIEJO TOWN CENTER CORPORATE PARK LLC    __________________________________
26840 Laguna Hills Drive, Suite 100           __________________________________
Aliso Viejo, California 92656                 __________________________________
                                              __________________________________

Ladies and Gentlemen:

        We hereby authorize Beneficiary to draw on _______________________ Bank, ___________________[Address]_______________, California, at sight, for the account of Applicant, an aggregate amount equal to SEVEN HUNDRED TWENTY-FIVE THOUSAND DOLLARS (U.S.$725,000), available upon presentation, at our address above, of Beneficiary's draft at sight, to be accompanied by written notification by Beneficiary, signed by an officer of Beneficiary and stating that Beneficiary is entitled to draw such funds pursuant to the provisions of a Triple Net Lease between Applicant and Beneficiary, dated September ____, 2000.

        Drafts under this Letter of Credit must bear the clause "drawn under _________________ Bank Letter of Credit No. _______________, dated
_________________, 2000." Drafts under this Letter of Credit, accompanied by the above-described document, must be presented no later than _____ p.m., California time, on _________________[Insert Date], or as automatically extended as follows: It is a condition of this Letter of Credit that it shall be automatically extended without amendment for one (1) year from the present or any future expiration date hereof, unless at least sixty (60) days prior to any such expiration date, we shall notify the Beneficiary and the applicant by registered letter that we elect not to renew this Letter of Credit for such additional one (1) year period.

        This Letter of Credit may be transferred or assigned for security purposes.

        This Letter of Credit is subject to the "Uniform Custom and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500."

        We hereby undertake to Beneficiary that drafts drawn and negotiated strictly in compliance with the terms of this Letter of Credit shall meet with due honor upon presentation to us.

                                               ____________________________ BANK

                                               By: _____________________________

                                                   Title: ______________________

                                               By: _____________________________

                                                   Title: ______________________

                                   EXHIBIT "M"

                            DEPICTION OF LOCATION OF
                          PARAPET SIGN/ ENTRY WALL SIGN

                                   EXHIBIT "N"

                        DEPICTION OF LOCATION OF PORTION
                      OF PREMISES TENANT INTENDS TO SUBLET

                              RIDER NO. 1 TO LEASE

                           ADDITIONAL PROVISIONS RIDER

This Rider No. 1 is made this _____________ day of September, 2000, between ALISO VIEJO TOWN CENTER CORPORATE PARK LLC, a California limited liability company ("LANDLORD"), and Freerealtime.com, Inc., a Delaware corporation ("TENANT"). This Rider is attached to and constitutes a part of that certain Triple Net Lease of even date herewith (the "LEASE") between Landlord and Tenant. If there is any inconsistency between the provisions of this Rider and the other provisions of this Lease, the provisions of this Rider shall control. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. TERMS. Except as the context otherwise requires and unless otherwise expressly provided herein, the capitalized terms in this Rider shall have the same meanings as any similarly capitalized terms defined in the Lease or in any Rider attached to the Lease.

2. SECTION 1.2: LANDLORD'S RESERVATION OF RIGHTS. The following sentence is added at the end of Section

1.2:

     Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of the Premises in exercising its rights under this Section.

3.   SECTION 2.4: DELIVERY OF POSSESSION. The first (1st) sentence of Section
     2.4 is revised to read as follows:

     Landlord will deliver possession of the Premises to Tenant in its current "as-is" condition with the addition of only those items of work described on EXHIBIT "C" which are to be substantially completed by Landlord on or before the Estimated Commencement Date and Landlord warrants that (i) Landlord will deliver the Premises to Tenant with the heating, ventilating, air conditioning, electrical and plumbing systems and equipment in good working condition, and (ii) the Project and the Premises will be built in accordance with all applicable codes, including without limitation the Americans with Disabilities Act, in effect at the Commencement Date.

4. SECTION 2.4: DELIVERY OF POSSESSION. The last sentence of Section 2.4 is revised to read as follows:

     Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii) the Security Deposit and the first installment of Monthly Basic Rent; and (iii) copies of policies of insurance or certificates thereof as required under Section 12 of this Lease.

5. SECTION 2.4: DELIVERY OF POSSESSION. The following sentence is added to the end of Section 2.4:

     If Landlord has not delivered possession to Tenant by November 1, 2000, for any reason other than Force Majeure Delays (defined in Section 32.13) or Tenant Delay (defined in EXHIBIT "C"), Tenant shall have the right to terminate this Lease by delivering written notice to Landlord by 5:00 P.M. on November 7, 2000.

6.   SECTION 3.5: DEFERRED RENT. The following Section 3.5 is added to the
     Lease:

     3.5 DEFERRED RENT. Tenant shall pay to Landlord, as additional rent ("DEFERRED RENT"), deferred rent for the period from September 11, 2000, through and including November 27, 2000, equal to One Hundred Seven Thousand Six Hundred Eighty-One and 60/100 Dollars ($107,681.60) in sixty
     (60) equal monthly installments of principal and interest with interest accruing at a rate (the "INTEREST RATE") equal to the Reference Rate (defined below) plus three percent (3%) per annum. Such installments shall be due and payable on the same dates as Tenant's monthly installments of Monthly Basic Rent. The Deferred Rent may be prepaid at any time without penalty. As used in this Lease, the "REFERENCE RATE" means the rate which the Bank of America announces publicly from time to time at its San Francisco office as its "reference rate" for unsecured commercial loans. If such Reference Rate ceases to exist, Landlord shall designate a substitute Reference Rate reasonably comparable to the Bank of America Reference Rate. Tenant acknowledges that the Interest Rate shall be adjusted simultaneously with each change in the Reference Rate.

7.   SECTION 5.1: DEFINITION OF COMMON AREA. The second (2nd) sentence of
     Section 5.1 is deleted.

8. SECTION 5.1: DEFINITION OF COMMON AREA. The last sentence of Section 5.1 is revised to read as follows:

     Landlord reserves the right to record for the Project a Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Town Center Corporate Park ("DECLARATION"), and to form an association (the "ASSOCIATION") pursuant to the Declaration, so long as such Declaration does not materially alter any of Tenant's rights or obligations under this Lease or materially increase Tenant's obligations under this Lease.

9. SECTION 5.2: MAINTENANCE AND USE OF COMMON AREA. The second (2nd) sentence of Section 5.2 is deleted. The following two (2) sentences are inserted in its place:

     Landlord shall have the right in its sole discretion to allow any purchaser or tenant to so maintain Common Area (but not any portion of the parking area) located upon its parcel or demised premises and to be excluded from participation in the payment of Operating Expenses for that item of expense. If any owner or tenant of any portion of the Project so maintains Common Area located upon its parcel or demised premises (other than parking area), Landlord shall not have any responsibility for the maintenance of that portion of the Common Area and Tenant shall have no claims against Landlord arising out of any failure of such owner or tenant to so maintain its portion of the Common Area.

10. SECTION 5.4: OPERATING EXPENSES. Subsection (i) of Section 5.4 is revised to read as follows:

     (i) except as provided as an exclusion from Section 6 of this Lease, any form of real property tax, assessment, license fee, license tax, business license fee, permit fee, inspection fee, commercial rental tax, levy, charge, improvement bond or similar imposition of any kind or nature imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof;

11. SECTION 5.4: OPERATING EXPENSES. Subsection (xx) of Section 5.4 is revised to read as follows:

     (xx) procurement and maintenance of an intrabuilding cable network tenant information system for common use of all tenants within the Project, and any other installation, maintenance, repair and replacement costs associated with such lines (provided, however, that "procurement" shall not include additional management costs beyond those management costs contemplated by subsection (ix) of this Section 5.4);

12. SECTION 5.4: OPERATING EXPENSES. The following language is added to the end of Section 5.4:

     Notwithstanding anything to the contrary contained in this Lease, Operating Expenses exclude: (1) leasing commissions, costs, disbursements and other expenses incurred for leasing, renovating or improving space for tenants;
     (2) costs incurred by Landlord in discharging its obligations in preparing the Premises for occupation by Tenant; (3) costs (including permit, license and inspection fees) incurred in renovating, improving, decorating, painting or redecorating vacant space or space for tenants; (4) costs incurred because another tenant violated the terms of any lease; (5) overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Project or for supplies or other materials, to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials were they not provided by a subsidiary or affiliate; (6) interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money (unless expressly provided herein); (7) compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (8) advertising and promotional expenditures; (9)costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from any third party; (10) costs incurred to remedy structural defects in original construction materials or installations performed by Landlord or covered by warranty; and (11) any costs, fines or penalties incurred because Landlord violated any governmental rule or authority.

13. SECTION 5.6: ESTIMATE STATEMENT. The first (1st) sentence of Section 5.6 is revised to read as follows:

     Prior to the Commencement Date and on or about January 1 of each subsequent calendar year during the Term, Landlord will deliver to Tenant a statement ("ESTIMATE STATEMENT") wherein Landlord will estimate both the Operating Expenses and Tenant's Monthly Operating Expense Charge for the then current calendar year.

14. SECTION 5.6: ESTIMATE STATEMENT. The second (2nd) sentence of Section 5.6 is revised to read as follows:

     Concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of Tenant's estimated Monthly Operating Expense Charge.

15. SECTION 5.6: ESTIMATE STATEMENT. The fourth (4th) sentence of Section 5.6 is revised to read as follows:

     Within twenty-five (25) days after delivery of the revised Estimate Statement, Tenant shall pay to Landlord the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired.

16. SECTION 5.7: ACTUAL STATEMENT. The second (2nd) sentence of Section 5.7 is revised to read as follows:

     If the Actual Statement reveals that Tenant's Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant shall pay Landlord the difference in a lump sum within twenty-five (25) days of receipt of the Actual Statement.

17. SECTION 5.7: ACTUAL STATEMENT. The following sentence is added at the end of Section 5.7:

     If no further installments or delinquencies are due, Landlord shall pay Tenant the difference in a lump sum within thirty (30) days.

18. SECTION 5.8: AUDIT. The seventh (7th) sentence of Section 5.8 is revised to read as follows:

     Tenant's employees and agents shall be entitled to make photostatic copies of such records, provided Tenant bears the expense of such copying and further provided that Tenant keeps such copies in a confidential manner and does not discuss, display or distribute such copies to any other third party except for Tenant's accountant or legal counsel.

19.  SECTION 5.9: MISCELLANEOUS. The first (1st) and second (2nd) sentences of
     Section 5.9 are revised to read as follows:

     Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 5 will not constitute a waiver of its right to require an increase in additional rent for Operating Expenses nor will it relieve Tenant of its obligations pursuant to this Section 5, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until twenty-five (25) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Estimate Statement or Actual Statement within sixty (60) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant and any future claims to the contrary shall be barred.

20.  SECTION 5.9: MISCELLANEOUS. The following sentence is added at the end of
     Section 5.9:

     If no further installments or delinquencies are due, Landlord shall pay Tenant the difference in a lump sum within thirty (30) days.

21. SECTION 6.1: REAL PROPERTY TAXES. The last sentence of Section 6.1 is revised to read as follows:

     At Landlord's option, such taxes or excises shall be payable monthly in advance on an estimated basis as provided in this Section 6.1 or shall be payable within twenty-five (25) days after Landlord's delivery of the tax bill to Tenant.

22. SECTION 6.1: REAL PROPERTY TAXES. The following language is added at the end of Section 6.1:

     Nothing contained in this Section 6.1 shall be deemed to require Tenant to pay (i) any state, local, federal, personal or corporate income taxes measured by Landlord's income; (ii) any estate or inheritance taxes; (iii) any franchise or succession taxes; or (iv) interest on taxes or penalties resulting from Landlord's failure to pay taxes.

23. SECTION 6.2: PERSONAL PROPERTY TAXES. The last sentence of Section 6.2 is revised to read as follows:

     If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within twenty-five (25) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

24.  SECTION 7.2: OTHER UTILITIES AND SERVICES. The first (1st) sentence of
     Section 7.2 is revised to read as follows:

     Tenant shall be solely responsible for and shall promptly pay all charges for heat, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises at the rates charged by the supplying utility companies and/or Landlord, provided, however, that the rates charged by Landlord shall not include additional management costs beyond those management costs contemplated by Section 5.4 (ix);

25. SECTION 7.2: UTILITIES. The second (2nd) sentence of Section 7 is revised to read as follows:

     If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such amount to Landlord, as an item of additional rent, within twenty-five (25) days after receipt of Landlord's statement or invoice.

26. SECTION 7.2: UTILITIES. The sixth (6th) sentence of Section 7.2 is revised to read as follows:

     Tenant shall reimburse Landlord within twenty-five (25) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies.

27. SECTION 8.1: USE. The fourth (4th) sentence of Section 8.1 is revised to read as follows:

     Landlord shall enforce the Rules and Regulations to the extent commercially reasonable, but shall have no liability to Tenant for the violation or nonperformance by any other tenant or occupant of the Project of any such Rules and Regulations.

28.  SECTION 8.1: USE. The following language is added to the end of Section
     8.1:

     Nothing in this Section 8.1 shall be deemed to require Tenant to make structural alterations to the Premises or the Building provided, however, Tenant shall pay Tenant's Share of certain structural alterations in accordance with Section 5.4.

29. SECTION 8.2: PARKING. The following sentence is added at the end of Section 8.2:

     Notwithstanding anything contained in the Parking Rules and Regulations attached as EXHIBIT "E," Tenant's employees may leave vehicles in the parking area overnight so long as such employees are working at the Premises overnight.

30. SECTION 8.3: SIGNS, AWNINGS AND CANOPIES. The following sentence is added after the first (1st) sentence of Section 8.3:

     Notwithstanding the foregoing, Tenant shall be permitted at Tenant's sole cost and expense to install one (1) parapet sign in the location depicted on EXHIBIT "M," in accordance with the Sign Criteria (defined below).

31.  SECTION 8.4(B): HAZARDOUS MATERIALS. The sixth (6th) sentence of Section
     8.4 is revised to read as follows:

     Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the use, generation, storage, release or disposal of any Hazardous Materials by Tenant on or about the Premises or to conduct periodic inspections of the use, generation, storage, release or disposal of Hazardous Materials by Tenant and, if Landlord discovers a violation of this Section 8.4, Tenant shall upon Landlord's demand reimburse Landlord for any costs and expenses Landlord incurs in connection therewith.

32. SECTION 9.1: CONDITION OF PREMISES. The following language is added at the end of Section 9.1:

     Notwithstanding the foregoing, Landlord warrants that (i) Landlord will deliver the Premises to Tenant with the heating, ventilating, air conditioning, electrical and plumbing systems and equipment in good working condition, and (ii) the Project and the Premises will be built in accordance with all applicable codes, including without limitation the Americans with Disabilities Act, in effect at the Commencement Date.

33.  SECTION 9.2: LANDLORD'S REPAIR OBLIGATIONS. The first sentence of Section
     9.2 is amended to read as follows:

     Subject to Section 9.3 and Article 16, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises and shall maintain in good repair the roof, foundations, footings, the exterior portions of the Building (including the exterior windows, Common Areas and exterior surfaces of the exterior walls of the Building), and the structural elements of the Building, all plumbing that are not inside the Premises, and all electrical and mechanical systems that are not inside the Premises, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors.

34. SECTION 9.2: LANDLORD'S REPAIR OBLIGATIONS. The following language is added at the end of Section 9.2:

     If Landlord fails to perform any of its repair and maintenance obligations under this Lease with respect to the Premises, and such failure materially affects Tenant's ability to use and occupy the Premises for the purposes permitted in this Lease, Tenant shall have the right, but not the obligation, to perform such repairs or maintenance if such failure continues for more than thirty (30) days after written notice from Tenant; provided, however, that if the nature of the repairs or maintenance to be completed by Landlord is such that more than thirty (30) days are required to complete such repairs or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs or maintenance so long as Landlord takes appropriate action to commence such repairs or maintenance within such thirty (30) day-period and thereafter diligently pursues such repairs or maintenance to completion. If Tenant performs such repairs or maintenance under this Section, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs or maintenance within thirty (30) days after receipt of Tenant's written demand therefore, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs or maintenance permitted herein shall be performed in a good and workmanlike manner by licensed contractors. If Landlord objects to the repairs or maintenance performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice (the "REPAIR DISPUTE NOTICE) of Landlord's objection to Tenant within thirty (30) days after Landlord's receipt of Tenant's invoice evidencing the expense incurred by Tenant. The Repair Dispute Notice shall set forth Landlord's reasons for its claim that such repairs or maintenance were not required or were not Landlord's obligation under this Lease or the reasons for Landlord's dispute of the expenses incurred by Tenant in performing such work.

     If Landlord delivers to Tenant a Repair Dispute Notice and the amount disputed under the Repair Dispute Notice exceeds Five Thousand Dollars ($5,000), either Party may submit such matter for arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association. If an award is issued in Tenant's favor, Landlord shall pay the amount of such award with interest at the Interest Rate.

35.  SECTION 9.3: TENANT'S REPAIR OBLIGATIONS. The first (1st) sentence of
     Section 9.3 is deleted. The following two (2) sentences are inserted in its place:

     Tenant at its sole expense shall comply with all applicable laws and governmental regulations governing the Premises and, subject to Section 9.2, make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation all glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment. Tenant shall use commercially reasonable efforts to minimize ordinary wear and tear.

36.  SECTION 10.2: REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. The first
     (1st) sentence of Section 10.2 is revised to read as follows:

     All Tenant Changes and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to on or before the date which is sixty
     (60) days prior to the expiration of the Lease Term (or upon any sooner termination of this Lease) identify those items of the Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease.

37. SECTION 10.2: REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. The following sentence is added at the end of Section 10.2:

     In addition to removing those Tenant Changes required to be removed in accordance with this Section, Tenant shall (i) remove the raised floor in the server room; (ii) restore the concrete subfloor in the server room to its original condition by, among other things, filling holes in the concrete subfloor; (iii) remove the walls of the server room and realign the wall to "square off"with the rest of the hard walls; and (iv) remove the glass wall in the server room and replace it with drywall.

38. SECTION 12.1: TYPES OF INSURANCE. The first (1st) sentence of Section 12.1(a) is revised to read as follows:

     All Risk insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism and malicious mischief coverage upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof.

39.  SECTION 12.3: EFFECT ON INSURANCE. The second (2nd) sentence of Section
     12.3 is revised to read as follows:

     If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord or the Association with respect to the Building or the Project, Tenant shall pay such increase, as applicable, (i) to Landlord as additional rent within twenty-five (25) days after being billed by Landlord, or (ii) to the Association within twenty-five (25) days after being billed therefor by the Association.

40. SECTION 16.1: LANDLORD'S RIGHTS AND OBLIGATIONS. Section 16.1 is revised to read as follows:

     In the event the Premises are damaged by fire or other casualty to an extent not exceeding thirty- five percent (35%) of the full replacement cost thereof, and Landlord's contractor estimates in a writing delivered to the parties that the damage is such that the Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within two hundred seventy (270) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Section 16.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises are damaged to an extent exceeding thirty-five percent (35%) of the full replacement cost thereof, or Landlord's contractor estimates that such work of repair, reconstruction and restoration will require longer than two hundred seventy (270) days to complete, or Landlord will not receive insurance proceeds (or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then either Party may elect to terminate this Lease effective as of the date which is thirty (30) days after the other Party's receipt of the election to so terminate. If neither Party elects to terminate this Lease pursuant to this Section, then Landlord shall repair, reconstruct and restore the portion of the

     Premises damaged by such casualty (including the Tenant Improvements and, to the extent of insurance proceeds received from Tenant, Tenant Changes), in which case this Lease shall continue in full force and effect.

     Under any of the conditions of this Section 16.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen
     (15) days after Landlord's receipt of the estimate from Landlord's contractor.

41. SECTION 16.2: TENANT'S COSTS AND INSURANCE PROCEEDS. Section 16.2 is revised to read as follows:

     In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof, and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements in the Premises to the extent such items are not covered by Landlord's casualty insurance obtained by Landlord pursuant to
     Section 13 below (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 16. Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes which Tenant is required to insure pursuant to Sections 10.1 and 12.1 (a)), Tenant fails to deliver to Landlord insurance proceeds covering the full replacement cost of such Tenant Changes which are damaged, Landlord shall have no obligation to repair, reconstruct or restore such Tenant Changes.

42. SECTION 16.5: DAMAGE TO PROJECT. Section 16.5 is revised to read as follows:

     If there is a total destruction of the Project or a partial destruction of the Project, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of the Project, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may within a period of one hundred twenty (120) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore the Project, in which event this Lease shall cease and terminate as of the date of such destruction.

43. SECTION 16.6: DAMAGE NEAR END OF TERM. Section 16.6 is revised to read as follows:

     In addition to the termination rights in Sections 16.1 and 16.4 above, Landlord shall have the right to terminate this Lease if, during the last twelve (12) months of the Term of this Lease, the Building or Premises are damaged by fire or other casualty to an extent exceeding thirty-five percent (35%) of the full replacement cost thereof.

44. SECTION 17.2: PARTIAL TAKING; ABATEMENT OF RENT. The first (1st) sentence of Section 17.2 is revised to read as follows:

     In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither Party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises, and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking.

45.  SECTION 18.1: RESTRICTIONS ON TRANSFER. The sixth (6th) sentence of Section
     18.1 is revised to read as follows:

     Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord's opinion, (i) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer, (ii) the proposed Transfer involves a change of use of the Premises from that specified herein, or (iii) the proposed assignee or subtenant is not, in Landlord's reasonable opinion, of reputable or good character or consistent with Landlord's desired tenant mix for the Project.

46. SECTION 18.1: RESTRICTIONS ON TRANSFER. The following language is added at the end of Section 18.1:

     Landlord acknowledges that Tenant intends to sublet up to twenty-five percent (25%) of the Rentable Square Feet of the Premises in the location depicted within the cross-hatched area on EXHIBIT "N" (the "SUBLEASE AREA"). Notwithstanding anything to the contrary set forth in this Section 18.1, a private or public offering of Tenant's stock shall not require Landlord's prior consent. In the event of a default by Tenant (as defined in this Lease), Jeffries and Company, a ______________ corporation ("JEFFRIES"), shall have the right to assume Tenant's obligations under this Lease so long as (i) Jeffries delivers ten (10) days' prior written notice to Landlord, (ii) at the time of such assignment, the net worth of Jeffries is the same as the net worth of Jeffries as of the date of this Lease, (iii) the proposed Transfer does not involve a change of use of the Premises from that specified herein, and (iv) in Landlord's reasonable opinion, Jeffries is of reputable or good character and consistent with Landlord's desired tenant mix for the Project. Tenant shall provide Landlord written notice of any Transfer for which Landlord's consent is not required under this Section.

47. SECTION 18.3: LANDLORD'S OPTIONS. Section 18.3 is revised to read as follows:

     Within twenty (20) days of Landlord's receipt of any Transfer Notice, and any additional information reasonably requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord. Notwithstanding the foregoing, Landlord shall waive its option under
     Section 18.3(iii) with respect to Tenant's initial sublease of the Sublease Area.

48. SECTION 18.4: ADDITIONAL CONDITIONS. The first (1st), second (2nd) and third (3rd) sentences of Section 18.4 are revised to read as follows:

     Within five (5) days after Landlord consents to any Transfer, Tenant shall deliver to Landlord a true copy of the fully executed instrument of assignment, sublease, transfer of hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the Transferee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions, attorneys' fees, tenant concessions and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord.

49. SECTION 19.1: TENANT'S DEFAULT. Section 19.1(a) is revised to read as follows:

     (a) the vacation or abandonment of the Premises by Tenant. "ABANDONMENT" includes without limitation any absence by Tenant from the Premises, other than for remodeling or repair of the Premises, for five (5) business days or longer while in default of any other provision of this Lease;

50.  SECTION 19.5: LANDLORD'S RIGHT TO PERFORM. The second (2nd) sentence of
     Section 19.5 is revised to read as follows:

     If Tenant fails to pay any sum of money (other than Annual Basic Rent) or perform any other act on its part to be paid or performed under this Lease and such failure continues for three (3) days with respect to monetary obligations (or twenty-five (25) days with respect to nonmonetary obligations) after Tenant's receipt of written notice from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant.

51. SECTION 19.8: SECURITY INTEREST. The following language is added at the end of Section 19.8:

     At Tenant's request Landlord shall execute such instrument as Tenant's lender may reasonably request to evidence Landlord's subordination of its rights with respect to any fixtures, machinery, equipment, furnishings and other articles of personal property purchased by Tenant with financing obtained from such lender.

52. SECTION 21: SUBORDINATION. The first (1st) sentence of Section 21 is revised to read as follows:

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or the Project, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or the Project, this Lease shall be subject and subordinate at all times to such ground or master leases, and such extensions and modifications thereto, and to the lien of such mortgages and deeds of trust, as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereto, provided such ground lessor, master lessor, mortgagee or beneficiary, as applicable, agrees not to disturb Tenant's tenancy under this Lease so long as Tenant is not in default under this Lease.

53. SECTION 21: SUBORDINATION. The third (3rd) sentence of Section 21 is revised to read as follows:

     If any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor provided such ground lessor, master lessor, mortgagee or beneficiary, as applicable, agrees not to disturb Tenant's tenancy under this Lease so long as Tenant is not in default under this Lease.

54. SECTION 21: SUBORDINATION. The last two (2) sentences of Section 21 are revised to read as follows:

     Tenant shall execute and deliver to Landlord within fifteen (15) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within said fifteen (15) day period, Tenant shall be in default under this Lease without the benefit of any additional notice or cure periods specified in Section 19.1 above.

55.  SECTION 21: SUBORDINATION. The following language is added to the end of
     Section 21:

     Landlord shall use commercially reasonable efforts to obtain a commercially reasonable subordination, nondisturbance and attornment agreement from any future lender whose loan is secured by the Building or the Project.

56. SECTION 22.3: LANDLORD'S OBLIGATIONS. The following is added to the Lease as Section 22.3:

     Within fifteen (15) days following Landlord's receipt of a written request from Tenant's lender, Landlord shall execute and deliver to Tenant an estoppel certificate in a form substantially similar to the form of EXHIBIT "F," certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Landlord's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Tenant.

57. SECTION 23: FINANCIAL STATEMENTS. The first (1st) sentence of Section 23 is revised to read as follows:

     Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter within fifteen (15) days after Landlord's request, current tax returns and the most recent publicly available financial statements, including a balance sheet and profit and loss statement for the most recent prior year, of Tenant and any guarantor of this Lease (collectively, the "STATEMENTS").

58.  SECTION 24: PROJECT PLANNING. Section 24 of the Lease is deleted.

59.  SECTION 25.1: MODIFICATIONS. Section 25.1 is revised to read as follows:

     If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or the Project, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) business days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications do not increase the obligations (including, without limitation, financial obligations), of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights under this Lease

60.  SECTION 27: ENTRY BY LANDLORD. Section 27 is revised to read as follows:

     Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of nonresponsibility, and to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall use commercially reasonable efforts to minimize the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). Landlord shall have the right, at its option, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults, safes and server room, and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion of the Premises, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 15.1, to the extent of Landlord's gross negligence or willful misconduct.

61. SECTION 31.2: HOLDING OVER. The first (1st) sentence of Section 31.2 is revised to read as follows:

     If Tenant holds over after the expiration or earlier termination of the Term, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all Common Area Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to: (a) for the first
     (1st) thirty (30) days of such holding over, one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; and (b) after the first (1st) thirty (30) days of such holding over, one hundred seventy-five percent (175%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination.

62. SECTION 32.13: FORCE MAJEURE. The first (1st) sentence of Section 32.13 is revised to read as follows:

     If either Party is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the Party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay so long as the delayed Party delivers written notice to the other Party describing the Force Majeure Delay within five (5) days after the occurrence of the event.

63.  SECTION 32.18: BUILDING HOURS. The following Section 32.18 is added to the
     Lease:

     32.18 Building Hours. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

64. SECTION 32.19: LETTER OF CREDIT. The following Section 32.19 is added to the Lease:

     As additional security for Tenant's obligation under this Lease, concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit (the "LETTER OF CREDIT"), issued by a financial institution located in California reasonably acceptable to Landlord, in the amount equal to Seven Hundred Twenty-Five Thousand Dollars ($725,000) in the form of EXHIBIT "L" attached to this Lease. The Letter of Credit shall have an expiration date no earlier than one (1) year following the date the Letter of Credit is issued. Tenant shall extend the expiration date of the Letter of Credit for successive one (1) year terms until Landlord has drawn on the Letter of Credit. If Tenant has not extended the expiration date of the Letter of Credit at least ten (10) business days prior to the expiration of the Letter of Credit, Landlord shall be authorized to draw on the full amount of the Letter of Credit. So long as Tenant is not and has not been in default under this Lease, Tenant shall be entitled to reduce the amount of the Letter of Credit annually upon each renewal of the Letter of Credit by One Hundred Forty-Five Thousand Dollars ($145,000). If Tenant defaults under this Lease, Landlord shall be authorized to draw on the full amount of the Letter of Credit to apply towards amounts owed to Landlord in connection with the default (together with any applicable interest and penalties). Notwithstanding such application of Letter of Credit proceeds against such amounts (together with any applicable interest and penalties), Tenant's default shall not be deemed cured unless and until Tenant either (i) increases the Letter of Credit principal amount by the amount of proceeds so applied, or (ii) pays Landlord the amount of Letter of Credit proceeds so applied (which shall thereafter be held by Landlord to secure Tenant's obligations under the Lease), it being the parties' intent that Landlord shall at all times retain security in the amount of the Letter of Credit (either in cash or in undrawn proceeds of the Letter of Credit) except as such security may be reduced as provided above. For example, Tenant may also elect to increase the Letter of Credit principal amount by the full amount of the proceeds drawn by Landlord and applied to cure Tenant's delinquencies, in which case Landlord shall hold the amount of such payment with the unapplied proceeds of the Letter of Credit as security for Tenant's obligations under this Lease. If, at any time following Landlord's acceptance of the financial institution issuing the Letter of Credit ("ISSUING INSTITUTION"), Landlord determines in its reasonable discretion that the financial strength of the Issuing Institution has substantially decreased, Landlord shall have the right to require that Tenant obtain the Letter of Credit from another financial institution reasonably acceptable to Landlord.

65.  SECTION 32.20: FIBER OPTICS. The following Section 32.20 is added to the
     Lease:

     32.20 Fiber Optics. Tenant shall have the right, at its sole cost and expense, to install fiber optics in the Premises, on the following terms and conditions:

     (a) Tenant shall not install any fiber optics in the Premises (the "FIBER OPTICS WORK") unless Tenant first submits to Landlord proposed plans for the Fiber Optics Work and obtains Landlord's prior written approval of the plans and the Fiber Optics Work, including without limitation the location and screening of the Fiber Optics Work, and of all contractors and subcontractors who will perform any aspect of the Fiber Optics Work, which approval Landlord shall not unreasonably withhold. The installation of the Fiber Optics Work shall be subject to the specifications of Landlord's roofing consultant. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including without limitation a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time and contractor for performance of the work. Upon completion of the Fiber Optics Work, Tenant shall furnish Landlord a complete set of "as built" plans for such Fiber Optics Work.

     (b) All Fiber Optics Work shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building or any other building located within the Project, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building or any other building located within the Project; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

     (c) Throughout the performance of the Fiber Optics Work, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 12 of this Lease.

     (d) Tenant shall maintain all of the Fiber Optics Work within the Premises.

66. SECTION 32.21: TELECOMMUNICATIONS EQUIPMENT. The following Section 32.21 is added to the Lease:

     32.21 Telecommunications Equipment. Tenant shall have the right, at its sole cost and expense, to install, maintain and replace satellite dishes and other telecommunication equipment (collectively, the "TELECOMMUNICATIONS EQUIPMENT") on the roof of the Building on the following terms and conditions:

     (a) Tenant shall not install, maintain or replace any Telecommunications Equipment in or on any portion of the Building (the "TELECOMMUNICATIONS WORK") unless Tenant first submits to Landlord plans for the Telecommunications Work and obtains Landlord's prior written approval of the plans and the Telecommunications Work, including without limitation the location and screening of the Telecommunications Work, and of all contractors and subcontractors who will perform any aspect of the Telecommunications Work, which approval Landlord shall not unreasonably withhold. The installation of the Telecommunications Work shall be subject to the specifications of Landlord's roofing consultant. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including without limitation a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time and contractor for performance of the work. Upon completion of the Telecommunications Work, Tenant shall furnish Landlord a complete set of "as built" plans for such Telecommunications Work.

     (b) All Telecommunications Work shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building or any other building located within the Project, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building or any other building located within the Project; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

     (c) Throughout the performance of the Telecommunications Work, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 12 of this Lease.

     (d) All Telecommunications Work must meet the Aliso Viejo Community Design Guidelines.

     (e) Tenant may install a satellite dish or other telecommunications equipment in accordance with the terms of this Section for Tenant's own use only but Tenant shall not resell or distribute, directly or indirectly, any such services to any other occupant of the Project. If Tenant breaches this covenant, Tenant acknowledges that damages would be an inadequate remedy for Landlord; therefore, Landlord shall be entitled, in any such event, to seek injunctive relief against Tenant in addition to any other remedies Landlord may have at law or in equity.

67.  SECTION 33.4: GUARANTY. Section 33.4 of the Lease is deleted.

68. SECTION 33.6: LANDLORD'S AUTHORITY. The following Section 33.5 is added to the Lease:

     33.6. Landlord's Authority. If Landlord executes this Lease as a partnership or corporation, then Landlord and the persons and entities executing this Lease on behalf of Landlord represent and warrant that: (a) Landlord is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in California; (b) such persons and entities executing this Lease are duly authorized to execute and deliver this Lease on Landlord's behalf in accordance with Landlord's partnership agreement (if Landlord is a partnership), or a duly adopted resolution of Landlord's board of directors and Landlord's by-laws (if Landlord is a corporation); and (c) this Lease is binding upon Landlord in accordance with its terms.

69. BASE CONSTRUCTION ALLOWANCE. Tenant may use $11,700.71 of the Base Construction Allowance for "overstandard" items shown in the approved Work Cost Estimate which would otherwise not be permitted to be covered by the Base Construction Allowance under Section 5.3 of the Work Letter Agreement.


                                              ALISO VIEJO TOWN CENTER CORPORATE
                                                PARK LLC,
                                              a California limited liability
                                                company

                                              By: J. F. Shea Co., Inc.,
                                                  a Nevada corporation
                                                  Its Manager

                                              By: ______________________________

                                                  Its: _________________________

                                              By: ______________________________

                                                  Its: _________________________

                                                            "Landlord"


                                              Freerealtime.com, Inc,
                                                a Delaware corporation

                                              By: ______________________________

                                                  Its: _________________________

                                              By: ______________________________

                                                  Its: _________________________

                                                          "Tenant"

                              RIDER NO. 2 TO LEASE

                             EXTENSION OPTION RIDER

This Rider No. 2 is made this ___________ day of September, 2000, between ALISO VIEJO TOWN CENTER CORPORATE PARK LLC, a California limited liability company ("LANDLORD"), and Freerealtime.com, Inc., a Delaware corporation ("TENANT"). This Rider is attached to and constitutes a part of that certain Triple Net Lease of even date herewith (the "LEASE") between Landlord and Tenant. If there is any inconsistency between the provisions of this Rider and the other provisions of this Lease, the provisions of this Rider shall control.

1. TERMS. Except as the context otherwise requires and unless otherwise expressly provided herein, the capitalized terms in this Rider shall have the same meanings as any similarly capitalized terms defined in the Lease or in any Rider attached to the Lease.

2. OPTION TO EXTEND. Landlord hereby grants to Tenant an option to extend the Term for a period of five (5) years (the "EXTENSION TERM"), commencing when the Term expires, upon each and all of the following terms and conditions:

a. Tenant gives to Landlord, and Landlord receives, written notice of the exercise ("NOTICE OF EXERCISE") of the option to extend the Lease no earlier than twelve (12)) months and no later than nine (9) months prior to the expiration of the Term. If the Notice of Exercise is not so given and received, this option shall automatically lapse.

b. Tenant shall not be in default on the date Landlord receives the Notice of Exercise and on the first day of the Extension Term.

c. All of the terms and conditions of the Lease, except where specifically modified by this option, shall apply.

3. ADJUSTMENT OF MONTHLY BASIC RENT UPON EXERCISE OF OPTION. The Monthly Basic Rent payable on the first day of each month of the first year of the Extension Term shall be the greater of the Fair Market Rent (calculated in accordance with Paragraph 5 below) or one hundred percent (100%) of the Monthly Basic Rent payable by Tenant under the Lease during the last full calendar month immediately preceding the first day of the Extension Term. Upon proper exercise of this option, the term "Term" shall be deemed to include the Extension Term.

4. FAIR MARKET RENT. As used in this Rider, "FAIR MARKET RENT" means the monthly fair market rental of the Premises for the then highest and best use permitted by applicable zoning ordinances and the covenants, conditions and restrictions applicable to the Premises, including any applicable periodic adjustments. If Tenant exercises its option to extend the term of the Lease, the Fair Market Rent shall be determined by appraisal in the manner set forth in this Rider. Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rent ("LANDLORD'S DETERMINATION") not later than ninety (90) days prior to the first day of the Extension Term. Landlord's Determination shall be conclusive unless Tenant (i) within ten (10) days after Tenant's receipt of Landlord's Determination gives written notice to Landlord of Tenant's objection to Landlord's Determination and employs and pays a real property MAI appraiser to determine the Fair Market Rent ("TENANT'S APPRAISAL"), and (ii) within thirty
(30) days after Tenant's receipt of Landlord's Determination submits to Landlord in writing Tenant's Appraisal and a summary of the bases and assumptions supporting Tenant's Appraisal. If within ten (10) days after Landlord's receipt of Tenant's Appraisal, Landlord and Tenant do not establish the Fair Market Rent by agreement, Landlord shall employ and pay a real property MAI appraiser to determine the Fair Market Rent and submit in writing such appraisal ("LANDLORD'S APPRAISAL") to Tenant no later than thirty (30) days after Landlord's receipt of Tenant's Appraisal. If Landlord's Appraisal and Tenant's Appraisal differ by less than ten percent (10%), the greater of the two (2) appraisals shall be the Fair Market Rent. If Landlord's Appraisal and Tenant's Appraisal differ by more than ten percent (10%), the two appraisers shall be instructed to appoint a third real property MAI appraiser to determine the Fair Market Rent ("THIRD APPRAISAL"). Landlord and Tenant shall each pay one-half (1/2) the cost of the Third Appraisal. The Fair Market Rent shall be the average of the three (3) appraisals. The Fair Market Rent, as so determined, shall be binding upon Landlord and Tenant and may be confirmed at the request of either Landlord or Tenant as a judgment in any court of competent jurisdiction. If the Fair Market Rent is not determined prior to the first day of the Extension Term, Tenant shall pay Monthly Basic Rent during such Extension Term based upon Landlord's Determination ("INTERIM PAYMENTS") until the Fair Market Rent is determined as set forth herein. If the Monthly Basic Rent payments as finally determined ("FINAL INSTALLMENTS") exceed the Interim Payments, Tenant shall pay promptly to Landlord the difference between the Final Installments and the Interim Payments actually paid by Tenant. If the Final Installments are less than the Interim Payments, Landlord shall refund promptly to Tenant the difference between the Interim Payments actually paid by Tenant and the Final Installments.

5. PRORATION OF MONTHLY BASIC RENT. Upon exercise of this option, Monthly Basic Rent for any partial month at the beginning of the Extension Term shall be prorated on a per diem basis from the first day of the Extension Term to the last day of the month during which the Extension Term commences. Such prorated portion shall be paid on the first day of the Extension Term.

6. NO DEFAULTS. If during any consecutive twelve (12) calendar months during the Term there occur more than one monetary (1) default by Tenant (even though such defaults are subsequently cured by Tenant), Tenant's option to extend shall, upon written notice from Landlord to Tenant, be terminated and shall thereafter be of no further force or effect.

7. NO ASSIGNMENT. Tenant's Extension Option is personal to the original Tenant executing this Lease and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant.

                                              ALISO VIEJO TOWN CENTER CORPORATE
                                                PARK LLC,
                                              a California limited liability
                                                company

                                              By: J. F. Shea Co., Inc.,
                                                  a Nevada corporation
                                                  Its Manager

                                              By: ______________________________

                                                  Its: _________________________

                                              By: ______________________________

                                                  Its: _________________________

                                                            "Landlord"


                                              Freerealtime.com, Inc,
                                                a Delaware corporation

                                              By: ______________________________

                                                  Its: _________________________

                                              By: ______________________________

                                                  Its: _________________________

                                                          "Tenant"


                                       -2-